Exhibit 10.1

LOAN AGREEMENT

Dated as of December 30, 2011

By and Among

ASTA FUNDING ACQUISITION I, LLC; ASTA FUNDING ACQUISITION II, LLC;

PALISADES COLLECTION, L.L.C.; PALISADES ACQUISITION I, LLC; PALISADES

ACQUISITION II, LLC; PALISADES ACQUISITION IV, LLC; PALISADES

ACQUISITION VIII, LLC; PALISADES ACQUISITION IX, LLC; PALISADES

ACQUISITION X, LLC; CLIFFS PORTFOLIO ACQUISITION I, LLC; SYLVAN

ACQUISITION I, LLC; AND OPTION CARD, LLC,

As Borrowers,

THE OTHER CREDIT PARTIES SIGNATORY HERETO

FROM TIME TO TIME,

As Credit Parties,

And

BANK LEUMI USA,

As Lender

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APPENDICES

Annex A (Recitals)	-	Definitions
Annex C	-	Reserved
Annex D (Section 2.1(a))	-	Closing Checklist
Annex E (Section 4.1(a))	-	Financial Statements and Projections Reporting
Annex F (Section 4.1(b))	-	Collateral Reports
Annex G (Section 6.3)	-	Financial Covenants
Annex I (Section 11.9)	-	Notice Addresses
Exhibit 1.1(a) (I)	-	Form of Notice of Borrowing
Exhibit 1.1(a) (iv)	-	Form of Revolving Note

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LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is executed and entered into as of December 30, 2011 (and shall be effective as of the Effective Date) by and among ASTA FUNDING ACQUISITION I, LLC, a Delaware limited liability company, ASTA FUNDING ACQUISITION II, LLC, a Delaware limited liability company, PALISADES COLLECTION, L.L.C. , a Delaware limited liability company, PALISADES ACQUISITION I, LLC, a Delaware limited liability company, PALISADES ACQUISITION II, LLC, a Delaware limited liability company, PALISADES ACQUISITION IV, LLC, a Delaware limited liability company, PALISADES ACQUISITION VIII, LLC, a Delaware limited liability company, PALISADES ACQUISITION IX, LLC, a Delaware limited liability company, PALISADES ACQUISITION X, LLC, a Delaware limited liability company, CLIFFS PORTFOLIO ACQUISITION I, LLC, a Delaware limited liability company, SYLVAN ACQUISITION I, LLC, a Delaware limited liability company, and OPTION CARD, LLC, a Colorado limited liability company (sometimes collectively referred to herein as “Borrowers” and individually as a “Borrower”); ASTA FUNDING, INC., a Delaware corporation, COMPUTER FINANCE, LLC, a Delaware limited liability company, ASTAFUNDING.COM, LLC, a Delaware limited liability company, ASTA COMMERCIAL, LLC, a Delaware limited liability company, VATIV RECOVERY SOLUTIONS, LLC, a Texas limited liability company, PALISADES ACQUISITION XI, LLC, a Delaware limited liability company, PALISADES ACQUISITION XII, LLC, a Delaware limited liability company, PALISADES ACQUISITION XIII, LLC, a Delaware limited liability company, PALISADES ACQUISITION XIV, LLC, a Delaware limited liability company, PALISADES ACQUISITION XV, LLC, a Delaware limited liability company, PALISADES ACQUISITION XVII, LLC, a Delaware limited liability company, PALISADES ACQUISITION XVIII, LLC, a Delaware limited liability company, and PRESTIGA FUNDING, LLC, A Delaware limited liability company (collectively, “Guarantor”); BANK LEUMI USA, a New York bank (hereinafter referred to as “Lender” or “BLUSA”).

RECITALS

WHEREAS, Borrowers have requested that Lender extend a discretionary revolving credit facility to Borrowers in the amount of Twenty Million Dollars ($20,000,000) in the aggregate for the purpose of providing funds for the acquisition of Portfolios and other general corporate purposes of Borrowers; and for these purposes, Lender is willing to make certain loans and other extensions of credit to Borrowers of up to such amount upon the terms and conditions set forth herein; and

WHEREAS, Borrowers have agreed to secure all of their obligations under the Loan Documents by granting to Lender a security interest in and lien upon substantially all of their existing and after-acquired personal property; and

WHEREAS, Guarantors are willing to guarantee all of the obligations of Borrowers to Lender under the Loan Documents and have agreed to secure all of their obligations by granting to Lender a security interest in and lien upon substantially all of their existing and after-acquired personal property; and

WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern. All Annexes and other attachments (collectively, “Appendices”) hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1. AMOUNT AND TERMS OF CREDIT

1.1 Credit Facilities.

(a) Revolving Credit Facility.

(i) During the period from the Closing Date through the Termination Date, Lender may, in its sole and absolute discretion, make revolving credit advances (each, an “Advance” and collectively, the “Advances”) to Borrowers from time to time. Borrowers may borrow, repay and reborrow under this Section 1.1(a); provided, that the amount of any Advance to be made at any time shall not exceed Borrowing Availability at such time. Each Advance shall be made on notice by Borrower Representative on behalf of the applicable Borrower to Lender. Any such notice must be given no later than 1:00 p.m. (New York time) on the Business Day of the proposed Advance. Each such notice (a “Notice of Borrowing”) must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(a)(i) attached to the Disclosure Document, and shall include the information required in such Exhibit and such other information as may be reasonably required by Lender.

(ii) Borrowers shall execute and deliver to Lender a promissory note, dated the Closing Date and substantially in the form of Exhibit 1.1(a)(iv) attached hereto (the “Revolving Note”). The Revolving Note shall represent the obligation of the Borrowers to pay the Maximum Revolving Credit Amount or, if less, the aggregate unpaid principal amount of all Advances to Borrowers together with interest thereon as prescribed in Section 1.4. The entire unpaid balance of the aggregate Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Termination Date.

(b) Discretionary Rights. Notwithstanding anything to the contrary contained herein, all Advances hereunder shall be made in the sole discretion of Lender.

(c) Reliance on Notices; Appointment of Borrower Representative. Lender shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Borrowing or similar notice purporting to be executed by an officer of the Borrower Representative and believed by Lender to be genuine. Lender may assume that each Person executing and delivering any notice in accordance herewith who purports to be a person on the list of authorized signatories provided from time to time by Borrower Representative to Lender was duly authorized, unless the responsible individual acting thereon for Lender has actual knowledge to the contrary. Each Borrower hereby designates Palisades as its representative and agent on its behalf for the purposes of issuing Notices of Borrowing, giving instructions with respect to the disbursement of the proceeds of the Revolving Loan, effecting repayment of the Revolving Loan, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. Borrower Representative hereby accepts such appointment. Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, and shall give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

(d) Notwithstanding anything contained in this Section 1.1 or otherwise in this Agreement to the contrary, use of Advances to finance any Portfolio purchase from Palisades Acquisition XVI, LLC shall require the consent of Lender.

1.2 Prepayments.

(a) Mandatory Prepayments. If at any time the aggregate outstanding balance of the Revolving Loan exceeds Borrowing Availability, Borrowers shall immediately repay the aggregate outstanding Advances to the extent required to eliminate such excess.

(b) No Implied Consent. Nothing in this Section 1.2 shall be construed to constitute Lender’s consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

1.3 Use of Proceeds. Borrowers shall utilize the proceeds of the Revolving Loan solely for the purchase of Portfolios, and for ordinary working capital and general corporate needs, subject to the terms, conditions and limitations set forth in this Agreement.

1.4 Interest.

(a) Borrowers shall pay interest to Lender, in arrears on each applicable Interest Payment Date, at the Prime Rate plus fifty (50) basis points per annum, based on the aggregate Advances outstanding from time to time.

(b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

(c) All computations of Fees calculated on a per annum basis and interest shall be made by Lender on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Prime Rate is a floating rate determined for each day. Each determination by Lender of an interest rate and Fees hereunder shall be final, binding and conclusive on Borrowers, absent manifest error.

(d) So long as an Event of Default has occurred and is continuing under Section 8.1(a), (h) or (i) or so long as any other Default, which is not reasonably capable of being cured, or Event of Default has occurred and is continuing and at the election of Lender confirmed by written notice from Lender to Borrower Representative, the interest rate applicable to the Revolving Loan shall be increased to Prime Rate plus three hundred (300) basis points per annum (the “Default Rate”), and all outstanding Obligations shall bear interest at the Default Rate. Interest at the Default Rate shall accrue from the initial date of such Default, which is not reasonably capable of being cured, or Event of Default until that Default, which is not reasonably capable of being cured, or Event of Default is cured or waived and shall be payable upon demand.

(e) Notwithstanding anything to the contrary set forth in this Section 1.4, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Lender is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.4(a) through (d), unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by Lender pursuant to the terms hereof exceed the amount that Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 1.4(e), a court of competent jurisdiction shall finally determine that Lender has received interest hereunder in excess of the Maximum Lawful Rate, Lender shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 1.8 and thereafter shall refund any excess to Borrowers or as a court of competent jurisdiction may otherwise order.

1.5 Cash Management Systems. Borrowers will maintain until the Termination Date the cash management systems existing as of the Closing Date; provided that Borrowers may make changes to such cash management systems consistent with Borrowers’ past practices that are acceptable to Lender in its reasonable discretion.

1.6 Administrative Fee. On the date of the initial Advances made by Lender pursuant to the terms of this Agreement, Borrowers shall pay to Lender an administrative fee in the amount of $75,000, which administrative fee shall be fully earned on the Closing Date, nonrefundable and not subject to rebate or proration for any reason whatsoever.

1.7 Receipt of Payments. Borrowers shall make each payment under this Agreement not later than 3:00 p.m. (New York time) on the day when due in immediately available funds in Dollars to the Collection Account. For purposes of computing interest and Fees and determining Borrowing Availability as of any date, all payments shall be deemed received on the Business Day on which immediately available funds therefor are received in the Collection Account prior to 3:00 p.m. New York time. Payments received after 3:00 p.m. New York time on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

1.8 Application and Allocation of Payments.

(a) So long as no Event of Default has occurred and is continuing, mandatory prepayments shall be applied as set forth in Section 1.2(a). Subject to this Section 1.8, as to any other payment, and as to all payments made when an Event of Default has occurred and is continuing or following the Termination Date, each Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of such Borrower, and each Borrower hereby irrevocably agrees that Lender shall have the continuing exclusive right to apply any and all such payments against the Obligations of Borrowers as Lender may deem advisable notwithstanding any previous entry by Lender in the Loan Account or any other books and records. Subject to this Section 1.8, in the absence of a specific determination by Lender with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to Fees and expenses reimbursable hereunder; (2) to interest on the Revolving Loan, ratably in proportion to the interest accrued as to each Revolving Loan; (3) to principal payments on the Revolving Loan; and (4) to all other Obligations, including expenses of Lender to the extent reimbursable under Section 11.2.

(b) Lender is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of each Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest, owing by Borrowers under this Agreement or any of the other Loan Documents if and to the extent Borrowers fail to pay promptly any such amounts as and when due, even if the amount of such charges would exceed Borrowing Availability after giving effect to such charges. At Lender’s option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

1.9 Loan Account and Accounting. Lender shall maintain loan accounts (the “Loan Account”) on its books to record: all Advances, all payments made by Borrowers, and all other debits and credits as provided in this Agreement with respect to the Revolving Loan or any other Obligations. All entries in the Loan Account shall be made in accordance with Lender’s customary accounting practices as in effect from time to time. Subject to the Borrowers’ right to object in accordance with the terms and conditions set forth below, the balance in the Loan Account, as recorded on Lender’s most recent printout or other written statement (which printout or statement shall be delivered to Borrower Representative upon its reasonable request), shall, absent manifest error, be presumptive evidence of the amounts due and owing to Lender by each Borrower; provided, that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower’s duty to pay the Obligations. Lender shall render to Borrower Representative a monthly accounting of transactions with respect to the Revolving Loan setting forth the balance of the Loan Account as to each Borrower for the immediately preceding month. Unless Borrower Representative notifies Lender in writing of any objection to any such accounting (specifically describing the basis for such objection), within 30 days after the date thereof, each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive on Borrowers in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers.

1.10 Indemnity. Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless Lender and its Affiliates, and each such Person’s respective officers, directors, employees, attorneys, agents and representatives (each, an “Indemnified Person”), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities, and any and all reasonable legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, “Indemnified Liabilities”); provided, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person’s gross negligence or willful misconduct (as determined in a final, non-appealable judgment by a court of competent jurisdiction). NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER, EXCEPT TO THE EXTENT OF SUCH INDEMNIFIED PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

1.11 Access. Each Credit Party that is a party hereto shall, during normal business hours, from time to time upon reasonable prior notice as frequently as the Lender reasonably determine to be appropriate: (a) provide Lender and any of its officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of each Credit Party and to the Collateral, (b) permit Lender and any of its officers, employees and agents, to inspect, examine and make extracts from any Credit Party’s books and records, and (c) permit Lender and its officers, employees and agents, (including third party appraisers selected by Lender) to appraise, inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of any Credit Party. Notwithstanding other provisions of this Agreement to the contrary, Borrowers shall pay all costs and expenses incurred by Lender in conducting any and all field examinations made by Lender after (A) the occurrence of a Default, which is not reasonably capable of being cured, or Event of Default. Nothing in this Section shall limit or impair the rights of Lender to conduct such number of field examinations as Lender may determine. If a Default, which is not reasonably capable of being cured, or Event of Default has occurred and is continuing, or if access is necessary to preserve or protect the Collateral as reasonably determined by Lender, each such Credit Party shall provide such access to Lender at all times and without advance notice. Furthermore, so long as any Event of Default has occurred and is continuing, Borrowers shall provide Lender with access to their servicers. Each Credit Party shall make available to Lender and its counsel, as quickly as is reasonably possible under the circumstances, originals or copies of all books and records that Lender may reasonably request. Each Credit Party shall deliver any document or instrument necessary for Lender, as it may from time to time reasonably request, to obtain records from any service bureau or other Person that maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on traditional or electronic media, including, at such Credit Party’s option, computer tapes and discs owned by such Credit Party. Such duplicate records shall be kept at an owned location or a location with respect to which Lender has received a satisfactory landlord waiver. Lender will give Borrowers reasonable prior notice (written or oral) of regularly scheduled field exams. Lender and its designees shall have a reasonable right of access to all Critical Information generated by the business operations of the Credit Parties, including the Critical Information stored at the New Jersey and Pennsylvania physical facilities, and to the key employee(s) of the Credit Parties who may be responsible for maintaining, storing and safeguarding the Critical Information. Notwithstanding the foregoing, Lender will use commercially reasonable efforts to conduct all activities described in this Section in a manner that does not interfere in any material respect with the business operations of any Credit Party or any servicer.

1.12 Taxes.

(a) Any and all payments by each Borrower hereunder (including any payments made pursuant to Section 12) or under the Note shall be made, in accordance with this Section 1.12 and subject to Section 1.12(d), free and clear of and without deduction for any and all present or future Taxes. If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (including any sum payable pursuant to Section 12) or under the Notes, (i) subject to Section 1.12(d), the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.12) Lender receives an amount equal to the sum they would have received had no such deductions been made, (ii) such Borrower shall make such deductions, and (iii) such Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Promptly upon written request, but not later than 30 days after the date of any payment of Taxes, Borrower Representative shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof.

(b) Subject to Section 1.12(d), each Credit Party that is a signatory hereto shall jointly and severally indemnify and, within 15 days of demand therefor, pay Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.12) paid by Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

(c) Reserved.

(d) Neither the Borrowers nor the Credit Parties shall be required to pay any additional amounts to Lender pursuant to Section 1.12(a)(i), or to indemnify Lender pursuant to Section 1.12(b), in respect of United States withholding taxes to the extent imposed as a result of (i) the Lender designating a successor lending office which has the effect of causing the Borrowers or the Credit Parties to become obligated to make a payment pursuant to Section 1.12(a)(i) or Section 1.12(b) in excess of its payment obligation immediately prior to such designation, or (ii) Lender being treated as a “conduit entity” within the meaning of U.S. Treasury Regulations Section 1.881-3 or any successor provision; provided, however, that Borrowers and the Credit Parties shall be required to pay additional amounts to Lender pursuant to Section 1.12(a)(i), or to indemnify Lender pursuant to Section 1.12(b), in respect of United States withholding taxes if the re-designation of the Lender’s lending office was made at the request of a Borrower or (iii) the obligation to pay any additional amounts to Lender pursuant to Section 1.12(a)(i), or to indemnify Lender pursuant to Section 1.12(d), is with respect to an assignee Lender that becomes an assignee Lender pursuant to Section 9.1 as a result of an assignment made at the request of a Borrower.

(e) If Lender receives a refund in respect of any Taxes as to which it has been paid additional amounts by a Borrower pursuant to Section 1.12(a) or indemnified by a Borrower or Credit Party pursuant to Section 1.12(b), Lender shall promptly notify Borrower Representative of such refund and shall, within 30 days, remit to Borrower Representative an amount as Lender reasonably determines to be the proportion of the refunded amount as will leave it, after such remittance, in no better or worse position than it would have been if the Taxes had not be imposed and the corresponding additional amounts or indemnification payment not been made; provided, that Borrower Representative, upon the request of Lender, agrees to return such refund and any amounts which after such return, will leave Lender in no better or worse position than it would have been had Borrower not be required to return such refund to Lender in the event Lender is required to repay such refund.

1.13 Capital Adequacy; Increased Costs; Illegality.

(a) If Lender shall have reasonably determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law, including (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III)), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by Lender and thereby reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder, then Borrowers shall from time to time upon demand by Lender (with a copy of such demand to Lender) pay to Lender, for the account of Lender, additional amounts sufficient to compensate Lender for such reduction. A reasonably detailed certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by Lender to Borrower Representative and to Lender shall, absent manifest error, be final, conclusive and binding for all purposes.

(b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) (including, in each case, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III), in each case adopted after the Closing Date, there shall be any increase in the cost to Lender of agreeing to make or making, funding or maintaining any Loan, then Borrowers shall from time to time, upon demand by Lender (with a copy of such demand to Lender), pay to Lender additional amounts sufficient to compensate Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower Representative by Lender, shall be conclusive and binding on Borrowers for all purposes, absent manifest error. Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to in Section 1.13(a) above or in this Section 1.13(b), which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with Lender’s internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to Section 1.13(a) and (b).

1.14 Single Loan. The Revolving Loan to each Borrower and all of the other Obligations of each Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of that Borrower secured, until the Termination Date, by all of the Collateral.

1.15 Security Interest.

(a) Security Interest. Credit Parties, as more fully set forth in the Collateral Documents, have granted to Lender a first priority lien on the Collateral to secure the Obligations, subject to Permitted Encumbrances. Credit Parties acknowledge and agree that the security interest granted to Lender pursuant to the Collateral Documents is and continues to be a first lien upon and security interest in the Collateral, subject to Permitted Encumbrances.

(b) Proceeds of Collateral. Upon the exercise of any rights and remedies by Lender under the Loan Documents (including, the exercise of rights and remedies with respect to the Collateral) after, and during the continuance of, an Event of Default, all proceeds of the Collateral shall be applied in the order and manner described in Section 1.8. Lender shall provide Borrowers with a reasonably detailed list of any expenses and costs for which Lender seeks reimbursement and payment from Borrowers at the time Lender requests payment.

(c) Benefit. The provisions of this Section 1.15 and the rights and benefits hereof shall inure solely to the benefit of Lender and its respective successors and permitted assigns and no other Person (including the Credit Parties) shall have or be entitled to assert rights or benefits under this Section 1.15.

2. CONDITIONS PRECEDENT

2.1 Conditions to the Initial Revolving Loan. The making by Lender of the initial Advances hereunder is subject to the satisfaction, or waiver by Lender, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

(a) Agreement; Loan Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrowers, each other Credit Party and Lender shall have received such documents, instruments, agreements and legal opinions as Lender shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex D, each in form and substance reasonably satisfactory to Lender.

(b) Approvals. Lender shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or (ii) an officer’s or manager’s certificate in form and substance reasonably satisfactory to Lender affirming that no such consents or approvals are required.

(c) Payment of Fees. Borrowers shall have reimbursed Lender for all attorneys’ fees and reasonable costs and expenses of closing presented as of the Closing Date.

(d) Approval of the Disclosure Document. Borrowers and each of the other Credit Parties shall have prepared, executed and delivered to Lender the Disclosure Document and Lender shall have approved the disclosures contained therein.

(e) Reserved.

(f) Insurance Certificates. The Credit Parties shall have delivered to Lender such certificates of insurance as Lender shall reasonably require in form and content acceptable to Lender evidencing the insurance coverages required by the terms of this Agreement to be maintained by the Credit Parties, including, without limitation, “All Risk” and business interruption insurance and general liability and other liability policies.

2.2 Further Conditions to Each Loan. The making by Lender of any Advance requested to be made on any date (including, without limitation, the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

(a) each representation or warranty by any Credit Party contained herein or in any other Loan Document is (subject to any materiality or other qualifiers contained in such representation or warranty) shall be true and correct in all material respects as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement (including to the extent a supplement to a disclosure contained in the Disclosure Document is to be supplied to Lender when and as required under the Loan Documents under Section 5.6(a));

(b) no event or circumstance having a Material Adverse Effect has occurred and is continuing since the date hereof as reasonably determined by Lender;

(c) no Default, which is not reasonably capable of being cured, or Event of Default has occurred and is continuing or would result after giving effect to any Advance; or

(d) after giving effect to any Advance, the outstanding principal amount of the aggregate Revolving Loan would not exceed Borrowing Availability.

The request and acceptance by any Borrower of the proceeds of any Advance shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrowers that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by Borrowers of the cross-guaranty provisions set forth in Section 12 and of the granting and continuance of Lender’s Liens, pursuant to the Collateral Documents.

3. REPRESENTATIONS AND WARRANTIES

To induce Lender to make the Revolving Loan, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

3.1 Corporate Existence; Compliance with Law. Each Credit Party (a) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization set forth in the Disclosure Document; (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to result in exposure to losses, damages or liabilities in excess of $100,000; (c) has the requisite corporate or limited liability company power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (e) is in compliance with its charter and bylaws or operating agreement, as applicable; and (f) to the best of each Credit Party’s actual knowledge, is in compliance with and has all licenses required under all laws, including, without limitation, all applicable consumer credit and collection laws, except where the failure to be in compliance or have such licenses could not be reasonably expected to have a Material Adverse Effect; and (g) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

3.2 Executive Offices, Collateral Locations, FEIN. As of the Closing Date, the current location of each Credit Party’s chief executive office and premises at which any Collateral is located are set forth in the Disclosure Document, and none of such locations has changed within the 12 months preceding the Closing Date. In addition, the Disclosure Document lists the federal employer identification number of each Credit Party.

3.3 Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person’s power; (b) have been duly authorized by all necessary corporate or limited liability company action; (c) do not contravene any provision of such Person’s charter, bylaws or operating agreement as applicable; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority applicable to such Person; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Lender, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(b), all of which will have been duly obtained, made or complied with prior to the Closing Date. Each of the Loan Documents has been duly executed and delivered by each Credit Party that is a party thereto and each such Loan Document constitutes a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating or affecting creditors’ rights (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealings.

3.4 Financial Statements and Projections. All Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended. The following Financial Statements have been Filed with the Securities and Exchange Commission and are publicly available: The unaudited balance sheet(s) as at June 30, 2011 and the related statement(s) of income of Asta Funding and its Subsidiaries, for the nine months then ended, as prepared by Asta Funding on behalf of the Credit Parties.

3.5 Material Adverse Effect. Between June 30, 2011 and the Closing Date: (a) no Credit Party has incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments that are outstanding as of the Closing Date and that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party’s assets and no law or regulation applicable to any Credit Party has been adopted that has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Credit Party is in default and to the best of

Borrowers’ knowledge no third party is in default under any material contract, lease or other agreement or instrument, that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between June 30, 2011 and the Closing Date no event has occurred, that alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

3.6 Ownership of Property; Liens. As of the Closing Date, the real estate (“Real Estate”) listed in the Disclosure Document constitutes all of the real property owned, leased or subleased, or used by any Credit Party as warehouse, storage or office space or where assets may otherwise be located, and identifies any such real property leased from an Affiliate of any Credit Party. No Credit Party owns any Real Estate, and all leased Real Estate of any Credit Parties is described on the Disclosure Document. The Disclosure Document further describes any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor as of the Closing Date. Each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its material personal property and assets. As of the Closing Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. The Disclosure Document also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, no portion of any Credit Party’s Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its pre-casualty condition or otherwise remedied. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect, except where the failure to have any permit will not have a Material Adverse Effect.

3.7 Labor Matters. As of the Closing Date (a) no strikes or other material labor disputes against any Credit Party are pending or, to any Credit Party’s knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party comply in all material respects with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters; (c) all payments due from any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) except as set forth in the Disclosure Document, no Credit Party is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement (and true and complete copies of any agreements described on the Disclosure Document have been delivered to Lender); (e) there is no organizing activity involving any Credit Party pending or, to any Credit Party’s knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Credit Party’s knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and (g) except as set forth in the Disclosure Document, there are no material complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual.

3.8 Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in the Disclosure Document, as of the Closing Date, no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Credit Party is owned by each of the Stockholders and in the amounts set forth in the Disclosure Document. Except as set forth in the Disclosure Document, there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness and Guaranteed Indebtedness of each Credit Party as of the Closing Date (except for the Obligations) is described in the Disclosure Document.

3.9 Government Regulation. No Credit Party is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940. No Credit Party is subject to regulation under any federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Revolving Loan by Lender to Borrowers, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

3.10 Margin Regulations. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). No Credit Party owns any Margin Stock, and none of the proceeds of the Revolving Loan or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Revolving Loan or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulations T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

3.11 Taxes. All tax returns, reports and statements, including information returns, required by any Governmental Authority (“Tax Returns”) to be filed by any Credit Party have been filed with the appropriate Governmental Authority except Tax Returns relating to state and local taxes which do not exceed $100,000 in the aggregate; but, even then, only if the failure to do so would not result in material fines, interests, penalties or other Charges; all such Tax Returns are true, correct and complete in all material respects; and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with Section 5.2(b). There are no Liens for Charges (other than for current Charges not yet due and payable) upon the assets of any Credit Party. No adjustment relating to such Tax Returns has been proposed formally (whether verbally or in writing) or informally (in writing) by any Governmental Authority and, to the knowledge of each Credit Party, no basis exists for any such adjustment. Proper and accurate amounts have been withheld by each Credit Party from its respective employees, independent contractors, creditors, members, partners and other third parties for all periods in compliance in all material respects with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. The Disclosure Document sets forth as of the Closing Date those taxable years for which any Credit Party’s Tax Returns are currently being audited by the IRS or any other applicable Governmental Authority, and any assessments or to the knowledge of any Credit Party, any threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described in the Disclosure Document, no Credit Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Credit Parties nor their respective predecessors are liable to any Governmental Authority for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party’s knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.

3.12 ERISA.

(a) The Disclosure Document lists (i) all ERISA Affiliates, (ii) all material Plans and separately identifies each such Plan as a Title IV Plan, ESOP or other Pension Plan or as a Welfare Plan, including Retiree Welfare Plans and (iii) each Multiemployer Plan. Copies of all such listed Plans (other than Multiemployer Plans), together with a copy of the latest IRS/DOL 5500-series form for each such Plan, have been delivered or made available to Lender. Except as disclosed on Schedule 3.12(a), each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred that would reasonably be expected to cause the loss of such qualification or tax-exempt status. Each Plan is in material compliance with its provisions and the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, including the statement required by 29 CFR Section 2520.104-23. Neither any Credit Party nor ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA. Neither any Credit Party nor ERISA Affiliate has engaged in a “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the IRC, in connection with any Plan, that would subject any Credit Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC.

(b) Except as set forth in the Disclosure Document: (i) no Title IV Plan has any Unfunded Pension Liability, no assets of any Credit Party or ERISA Affiliate are subject to any Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA, and no event has occurred that could reasonably be expected to result in the imposition of such Lien; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated, whether or not in a “standard termination” as that term is used in Section 4041(b)(1) of ERISA, nor has any Title IV Plan of any Credit Party or any ERISA Affiliate (determined at any time within the last five years) with Unfunded Pension Liabilities been transferred outside of the “controlled group” (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate (determined at such time) with respect to which termination or transfer a Credit Party has a material unsatisfied liability; (vi) except in the case of any ESOP, Stock of all Credit Parties and their ERISA Affiliates makes up, in the aggregate, no more than 10% of fair market value of the assets of any Plan measured on the basis of fair market value as of the latest valuation date of any Plan; and (vii) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor’s Corporation or an equivalent rating by another nationally recognized rating agency.

3.13 No Litigation. No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, “Litigation”), (a) that challenges any Credit Party’s right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) that would reasonably be expected to be determined adversely to any Credit Party and that, if so determined, would reasonably be expected to have a Material Adverse Effect. Except as set forth on the Disclosure Document, as of the Closing Date there is no Litigation pending or, to any Credit Party’s knowledge, threatened, that seeks damages in excess of $1,000,000 with respect to claims for which the applicable Credit Party has no right of indemnification from the originator or seller of that Account, or that seeks damages in excess of $1,000,000 with respect to claims for which the applicable Credit Party has a right of indemnification from the originator or seller of that Account, or injunctive relief against, or alleges criminal misconduct of, any Credit Party.

3.14 Brokers. No broker or finder brought about the obtaining, making or closing of the Revolving Loan or the Related Transactions, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

3.15 Intellectual Property. As of the Closing Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it. Each Trademark, Copyright and Patent registered with or that is the subject of an application with the United States Patent and Trademark Office, or its foreign equivalents, or the United States Copyright Office or its foreign equivalents, as applicable, and each License is listed, together with application or registration numbers, as applicable, in the Disclosure Document. Except as set forth in the Disclosure Document, each

Credit Party, jointly and severally, represents and warrants that all Patents, Trademarks and Copyrights which are necessary or material to the operations of such Credit Party have been registered with the United States Patent and Trademark Office or its foreign equivalents or the United States Copyright Office or its foreign equivalents, as applicable. Each Credit Party conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect. Except as set forth in the Disclosure Document, no Credit Party is aware of any infringement claim by any other Person with respect to any Intellectual Property.

3.16 Full Disclosure. No information contained in this Agreement, any of the other Loan Documents, Financial Statements or Collateral Reports or other written reports from time to time delivered hereunder and no written statement furnished by or on behalf of any Credit Party to Lender pursuant to the terms of this Agreement contains or will contain when delivered or furnished any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Lender, pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances. The projections included in such information are or will be based on assumptions and estimates developed by management of the Credit Parties in good faith and considered by the preparer to be reasonable as of the date such projections are prepared and are delivered to Lender.

3.17 Environmental Matters.

(a) Except as set forth in the Disclosure Document, as of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not result in material Environmental Liabilities; (ii) no Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate; (iii) the Credit Parties are and have been in compliance with all Environmental Laws, except for such noncompliance that would not result in material Environmental Liabilities; (iv) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in material Environmental Liabilities, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any material Environmental Liabilities; and no Credit Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $200,000 or injunctive relief against, or that alleges criminal misconduct by, any Credit Party; and (vii) no notice has been received by any Credit Party identifying it as a “potentially responsible party” or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any Credit Party being identified as a “potentially responsible party” under CERCLA or analogous state statutes.

(b) The Credit Parties have provided to Lender copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities performed at the request of any Credit Party or otherwise received by any Credit Party, in each case relating to any Credit Party.

(c) Each Credit Party hereby acknowledges and agrees that Lender (i) is not now, and has not ever been, in control of any of the Real Estate or any Credit Party’s affairs, and (ii) is not authorized by the Loan Documents or otherwise to influence any Credit Party’s conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

3.18 Insurance. The Disclosure Document lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

3.19 Deposit and Disbursement Accounts. The Disclosure Document lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

3.20 Government Contracts. Except as set forth in the Disclosure Document, as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party’s Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. § 3727) or any similar state or local law.

3.21 Reserved.

3.22 Servicing Agreements. The Disclosure Document reasonably identifies, as of the Closing Date, all Servicing Agents involved in the collection of any Payments, Accounts and Portfolios, except for any Servicing Agent whose collection of Payments, Accounts and Portfolios, in the aggregate for all Credit Parties, during any Fiscal Quarter, did not exceed $6,000,000, or whose collection of Payments, Accounts and Portfolios are not reasonably expected by Borrowers to exceed $6,000,000 during any Fiscal Quarter (hereinafter called a “Diminimus Servicing Agent”); provided, however, that the collection of Payments, Accounts and Portfolios, in the aggregate for all Diminimus Servicing Agents, during any Fiscal Quarter, shall not exceed $6,000,000.

3.23 Solvency. Both before and after giving effect to (a) the Revolving Loan to be made or incurred on the Closing Date or such other date as the Revolving Loan requested hereunder are made or incurred, (b) the disbursement of the proceeds of the Revolving Loan pursuant to the instructions of Borrower Representative; (c) the consummation of the other Related Transactions; and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Borrower is and will be Solvent.

3.24 Restrictions on or Relating to Subsidiaries. There does not exist any encumbrance or restriction on the ability of (a) any Borrower or any Subsidiary of any Borrower to pay dividends or make any other distributions on its Stock or any other interest or participation in its profits owned by any Borrower or any Subsidiary of any Borrower, or to pay any Indebtedness owed to any Borrower or any Subsidiary of any Borrower, (b) any Borrower or any Subsidiary of any Borrower to make loans or advances to any Borrower or any Subsidiary of any Borrower or (c) any Borrower or any Subsidiary of any Borrower to transfer any of its properties or assets to any Borrower or any Subsidiary of any Borrower, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) the Loan Documents or (iii) the operating agreement of Pal XVI.

3.25 Disaster Recovery Plan. The Borrowers represent and warrant that the Disaster Recovery Plan is sufficient to protect the Borrowers in the event of a disaster. To the extent applicable, the Borrowers hereby collaterally assign to the Lender all of the Borrowers’ right, title and interest in the Disaster Recovery Plan and all agreements related thereto.

4. FINANCIAL STATEMENTS AND INFORMATION

4.1 Reports and Notices.

(a) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Lender the Financial Statements, notices and other information at the times, to the Persons and in the manner set forth in Annex E.

(b) Each Credit Party executing this Agreement hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver to Lender the various Collateral Reports at the times, to the Persons and in the manner set forth in Annex F.

4.2 Communication with Accountants. Each Credit Party executing this Agreement authorizes (a) Lender, with consent of Borrower Representative, and (b) so long as an Event of Default has occurred and is continuing, Lender, to communicate directly with its independent certified public accountants, including Grant Thornton LLP, and authorizes and, at Lender’s request, shall request those accountants to disclose and make available to Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Credit Party.

4.3 Annual Audited Statements. A qualification on the audited Financial Statements of Asta Funding and its Subsidiaries solely as a result of (a) the Termination Date scheduled to occur in less than one year and/or (b) the failure to amend the Receivables Financing Agreement in connection with the waiver originally provided to Palisades Acquisition XVI, LLC (“Pal XVI”) dated as of December 1, 2008, shall not be deemed to violate the reporting requirements set forth in paragraph (b) of Annex E to the Credit Agreement.

5. AFFIRMATIVE COVENANTS

Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

5.1 Maintenance of Existence and Conduct of Business. Each material Credit Party (other than Inactive Subsidiaries) shall: do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; at all times maintain, preserve and protect material assets and properties useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and except as permitted by Section 6.4, transact business only in such corporate and trade names as are set forth in the Disclosure Document.

5.2 Payment of Charges.

(a) Subject to Section 5.2(b), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it (other than Charges that it does not have knowledge of or which do not exceed $250,000 in the aggregate), including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, (ii) lawful claims for labor, materials, supplies and services or otherwise, and (iii) all storage or rental charges payable to warehousemen or bailees, in each case, before any thereof shall become past due.

(b) Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or claims described in Section 5.2(a); provided, that (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP; (ii) no Lien shall be imposed to secure payment of such Charges (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges; (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest; and (iv) such Credit Party shall promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Lender evidence reasonably acceptable to Lender of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this Section 5.2(b) are no longer met.

5.3 Books and Records. Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements described in or attached to the Disclosure Document.

5.4 Insurance; Damage to or Destruction of Collateral.

(a) The Credit Parties shall, at their sole cost and expense, maintain the policies of insurance described on the Disclosure Document as in effect on the date hereof or otherwise in form and amounts and with insurers reasonably acceptable to Lender, it being acknowledged that the Credit Parties’ insurers as of the date hereof are reasonably acceptable to Lender. Copies of all such policies of insurance shall be delivered to Lender within 30 days of the Closing Date. Such policies of insurance (or the loss payable and additional insured endorsements delivered to Lender) shall contain provisions pursuant to which the insurer agrees to provide 30 days prior written notice to Lender in the event of any non-renewal, cancellation or amendment of any such insurance policy. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay all premiums relating thereto, Lender may at any time or times thereafter that such insurance is not in effect obtain and maintain such policies of insurance and pay such premiums. Lender shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Lender shall not be deemed to have waived any Default, which is not reasonably capable of being cured, or Event of Default arising from any Credit Party’s failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including reasonable attorneys’ fees, court costs and other charges related thereto, shall be payable on demand by Borrowers to Lender and shall be additional Obligations hereunder secured by the Collateral.

(b) Each Credit Party shall deliver to Lender, in form and substance reasonably satisfactory to Lender, endorsements to (i) all “All Risk” and business interruption insurance naming Lender as loss payee, and (ii) all general liability and other liability policies naming Lender as additional insured. Each Credit Party irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender), so long as any Default, which is not reasonably capable of being cured, or Event of Default has occurred and is continuing, as such Credit Party’s true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such “All Risk” policies of insurance, endorsing the name of such Credit Party on any check or other item of payment for the proceeds of such “All Risk” policies of insurance and for making all determinations and decisions with respect to such “All Risk” policies of insurance. Lender shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower Representative shall promptly notify Lender of any loss, damage, or destruction to the Collateral in the amount of $1,000,000 or more, whether or not covered by insurance or reimbursable under condemnation provisions. After deducting from such proceeds the expenses, if any, incurred by Lender in the collection or handling thereof, if no Event of Default has occurred and is continuing, Lender shall promptly release such proceeds to Borrowers. If an Event of Default has occurred and is continuing, Lender may, at its option, either (i) apply such insurance or condemnation proceeds to the reduction of the Obligations in accordance with Section 1.8 or (ii) permit the Credit Parties to replace, restore, repair or rebuild the property on terms acceptable to Lender in its sole discretion; provided, that in the case of insurance or condemnation proceeds pertaining to any Credit Party that is not a Borrower, (i) such insurance or condemnation proceeds shall be applied ratably to all of the Revolving Loan owing by each Borrower, or (ii) permit or require the applicable Credit Party to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction.

5.5 Compliance with Laws. Each Credit Party shall comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to consumer credit, collection laws, licensing requirements, ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Borrowers and the other Credit Parties shall cause any Servicing Agent and other Person (including any collection agent, agency or attorney) involved in the collection of Accounts and other Collateral to comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to consumer credit, collection laws, licensing requirements, ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.6 Supplemental Disclosure. From time to time as may be reasonably requested by Lender (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default, which is not reasonably capable of being cured, or an Event of Default), the Credit Parties shall supplement each disclosure contained in the Disclosure Document, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Disclosure Document or as an exception to such representation or that is necessary to correct any information in the Disclosure Document or representation which has been rendered inaccurate thereby (and, in the case of any supplements to the Disclosure Document, such Disclosure Document shall be appropriately marked to show the changes made therein); provided, that (a) no such supplement to the Disclosure Document or representation shall amend, supplement or otherwise modify the term “Disclosure Document” as used herein or any representation with respect thereto, or be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Lender in writing, which consent will not be unreasonably withheld or delayed, (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Closing Date and (c) the requirement to supplement the Disclosure Document hereto shall be subject to any materiality and other qualifiers set forth in any representation and warranty.

5.7 Intellectual Property. Each Credit Party will continue to own or have rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and shall conduct its business and affairs without knowingly infringing or interfering with any Intellectual Property of any other Person in any material respect.

5.8 Environmental Matters. Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Lender promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that could reasonably be expected to result in any material Environmental Liabilities; and (d) promptly forward to Lender a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in material Environmental Liabilities, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Lender at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon Lender’s written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrowers’ expense, as Lender may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Lender and shall be in form and substance reasonably acceptable to Lender, and (ii) permit Lender or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Lender deems appropriate, including subsurface sampling of soil and groundwater. Borrowers shall reimburse Lender for the costs of such audit and tests and the same will constitute a part of the Obligations secured hereunder.

5.9 Landlords’ Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases. Each Credit Party shall use commercially reasonable efforts to obtain a landlord’s agreement or bailee letter, as applicable, from the lessor of each leased or rented real property, mortgagee of owned real property or bailee with respect to any warehouse facility or other location where Collateral (or evidence of Collateral) having a value of $1,000,000 or more is stored or located as of the Closing Date, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall expressly permit Lender or its designees to enter upon the premises for purposes of inspecting, monitoring, examining, removing and rendering inoperable any such Collateral, and shall otherwise be reasonably satisfactory in form and substance to Lender. Each Credit Party shall notify Lender in writing of any warehouse facility or other location where Collateral (or evidence of Collateral) having a value of less than $250,000 is stored or located as of the Closing Date. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased or rented location or public warehouse where any Collateral is or may be located. To the extent otherwise permitted hereunder, if any Credit Party proposes to acquire a fee ownership interest in Real Estate after the Closing Date, it shall first provide to Lender a mortgage or deed of trust granting Lender a first priority Lien on such Real Estate, subject to Permitted Encumbrances, together with environmental audits, mortgage title insurance commitment, real property survey, local counsel opinion(s), and, if required by Lender, supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by Lender, in each case, in form and substance reasonably satisfactory to Lender.

5.10 ERISA. With respect to each Plan, each Credit Party shall comply in all material respects with the applicable provisions of ERISA and the IRC, except to the extent such failure to comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Credit Parties shall furnish to the Lender written notice within 30 Business Days after any Credit Party knows or has reason to know of: (a) a plan amendment that materially increases the benefits of any existing Plan, the establishment of any new Plan providing material additional benefits, or the commencement of material contributions to any Multiemployer Plan; or (b) an ERISA Event or any event, whether an ERISA Event or not, that could reasonably be expected to result in the imposition of a Lien against a Credit Party or an ERISA Affiliate under Code Section 412 or ERISA Section 302 or 4068, together with a statement of an officer setting forth the details of such Event and action which the Credit Parties propose to take with respect thereto. Upon Lender’s written request, each Credit Party shall furnish to the Lender, within 30 Business Days after the filing thereof with the Department of Labor, IRS or PBGC, copies of each annual report (From 5500 series) filed for each Plan and the most recent actuarial report for each Title IV Plan.

5.11 Servicing Agreements.

(a) Upon the occurrence of a Default, which is not reasonably capable of being cured, or an Event of Default, without limiting any provision, agreement, appointment or power of attorney granted in any of the Collateral Documents, the Credit Parties irrevocably constitute and appoint Lender with full power of substitution, as Credit Parties’ true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Credit Parties and in the name of Credit Parties or in its own name, from time to time in Lender’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to notify and instruct all Servicing Agents and other Persons (including any collection agent, agency or attorney) involved in the collections of Accounts and other Collateral and/or the receipt of any Payments or Collections to deposit, transfer, and disburse all Payments, Collections and other sums and amounts directly into an account established and maintained by Lender promptly after receipt thereof by Servicing Agent or other Person, but in no event later than the date that is fifteen (15) calendar days after receipt thereof. Lender agrees to exercise such power-of-attorney only upon the occurrence and during the continuance of a Default which is not reasonably capable of being cured, or an Event of Default. Lender shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney.

(b) At Lender’s request, upon the occurrence of an Event of Default, the applicable Credit Party shall give irrevocable written instructions to such Servicing Agent to make all payments owing to the Credit Party under the servicing agreement directly to Lender upon receipt of written demand to do so, and shall assign to Lender, as collateral, all of such Credit Party’s right, title and interest in and to such servicing agreements.

(c) The Credit Parties shall, on a Fiscal Quarter basis, notify Lender in writing of any changes to the information contained on the Disclosure Document that identifies the Servicing Agents involved in the collection of any Payments, Accounts and Portfolios.

5.12 Inactive Subsidiaries. None of the Inactive Subsidiaries will perform or conduct or attempt to perform or conduct any business activities whatsoever, other than the collection or liquidation of currently owned assets, the proceeds of which such Inactive Subsidiary shall promptly deliver to Lender.

5.13 Further Assurances. Each Credit Party executing this Agreement agrees that it shall and shall cause each other Credit Party to, at such Credit Party’s expense and upon request of Lender, duly execute and deliver, or cause to be duly executed and delivered, to Lender such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Lender to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document.

6. NEGATIVE COVENANTS

Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof until the Termination Date:

6.1 Non-Credit Party Affiliates. Borrowers and Guarantors shall not (i) have or incur any obligations with respect to any Non-Recourse Non-Credit Party Loan pursuant to a guarantee, indemnity, put agreement, participation agreement, surety agreement or other agreement or arrangement, except for servicing obligations and customary representations, warranties and indemnities by Asta Funding to the non-recourse lender providing such Non-Recourse Non-Credit Party Loan and (ii) use the proceeds of any Loans under this Agreement to make any loan, advance, capital contribution or other investment in a Non-Credit Party Affiliate.

6.2 Liens. No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to the Collateral except for Permitted Encumbrances.

6.3 Financial Covenants. Borrowers shall not breach or fail to comply with any of the Financial Covenants.

6.4 Change of Corporate Name or Location; Change of Fiscal Year. No Credit Party shall (a) change its name as it appears in official filings in the state of its incorporation or other organization (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case without at least 14 days prior written notice to Lender and after Lender’s written acknowledgment that any reasonable action requested by Lender in connection therewith, including to continue the perfection of any Liens in favor of Lender in any Collateral, has been completed or taken, and provided, that any such new location shall be in the continental United States. No Credit Party shall change its Fiscal Year without Lender’s prior written consent, which consent will not be unreasonably withheld.

7. TERM

7.1 Termination. The financing arrangements contemplated hereby shall be in effect until the Termination Date, and the Revolving Loan and all other Obligations shall be automatically due and payable in full on such date, provided, that, upon Lender’s receipt of Borrowers’ annual audited Financial Statements, in accordance with and in the manner set forth on Annex E, Lender in its sole and absolute discretion may offer to extend the term of this Agreement on terms and conditions acceptable to Lender in its sole and absolute discretion, provided, further, that, in the event of Lender does not make such an offer of an extension, the Revolving Loan and all other Obligations shall be due and payable in full within ninety (90) days of Lender sending a written notice thereof to Borrower, notwithstanding that such ninety (90) day period may extend beyond the Termination Date. Notwithstanding the foregoing, Lender may, at any time and for any or no reason, terminate this Agreement, provided, that, in the in the event that Lender terminates this Agreement, the Revolving Loan and all other Obligations shall be due and payable, without premium or penalty, in full within ninety (90) days of Lender sending a written notice of such termination of this Agreement to Borrowers.

7.2 Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Lender relating to any unpaid portion of the Revolving Loan or any other Obligations, due or not due, liquidated, contingent or unliquidated, or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the provisions of Section 11, the payment obligations under Sections 1.12 and 1.13, and the indemnities contained in the Loan Documents shall survive the Termination Date.

8. EVENTS OF DEFAULT; RIGHTS AND REMEDIES

8.1 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an “Event of Default” hereunder:

(a) Any Borrower (i) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Revolving Loan or any of the other Obligations when due and payable, or (ii) fails to pay or reimburse Lender for any expense reimbursable hereunder or under any other Loan Document within 10 days following Lender’s written demand for such reimbursement or payment of expenses.

(b) Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Section 1.3, Section 1.5, Section 5.4(a) (first sentence) or Section 6, or any of the provisions set forth in Annexes C or G, respectively, and the same shall remain unremedied for 5 days or more, without any duty on the part of Lender to give notice to Borrowers of such failure or neglect.

(c) Any Borrower fails or neglects to perform, keep or observe any of the provisions of Section 4 or any provisions set forth in Annexes E or F, respectively, and the same shall remain unremedied for 10 days or more after written notice of such failure or neglect.

(d) Any Credit Party fails or neglects to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other subsection of this Section 8.1) and the same shall remain unremedied for 15 days or more after written notice of such failure or neglect; provided, however, that with respect to the provisions of Section 5.2(a), unless such failure or neglect to perform could reasonably be expected to result in a Material Adverse Effect, the Credit Parties shall in any event have 5 Business Days, commencing on the date a Senior Executive or other Person with managerial responsibility has knowledge of such failure or neglect, within which to cure or remedy such failure or neglect.

(e) A default or breach occurs under any other agreement, document or instrument to which any Credit Party is a party that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness or Guaranteed Indebtedness (other than the Obligations) of any Credit Party in excess of $1,000,000 in the aggregate (including (x) undrawn committed or available amounts and (y) amounts owing to all creditors under any combined or syndicated credit arrangements), or (ii) causes, or permits any holder of such Indebtedness or Guaranteed Indebtedness or a trustee to cause, Indebtedness or Guaranteed Indebtedness or a portion thereof in excess of $1,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or cash collateral in respect thereof to be demanded, in each case, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

(f) Any representation or warranty herein or in any Loan Document is untrue or incorrect in any material respect or any representation or warranty in any written statement, report, financial statement or certificate made or delivered to Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

(g) Assets of any Credit Party, the aggregate fair market value of which is $250,000 or more for all Credit Parties, are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for 30 days or more (unless in the case of any attachment with respect to which the applicable creditor does not have and no person for the benefit of such creditor has or obtains physical possession of any assets of any Credit Party, and such claim is being contested in good faith by such Credit Party or is fully bonded).

(h) A case or proceeding is commenced against any Credit Party seeking a decree or order in respect of such Credit Party (i) under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of any such Credit Party’s assets, or (iii) ordering the winding-up or liquidation of the affairs of such Credit Party, and such case or proceeding shall remain undismissed or unstayed for 30 days or more or a decree or order granting the relief sought in such case or proceeding shall be entered by a court of competent jurisdiction.

(i) Any Credit Party (i) files a petition seeking relief under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consents to or fails to contest in a timely and appropriate manner the institution of proceedings thereunder or the filing of any such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of any such Credit Party’s assets, (iii) makes an assignment for the benefit of creditors, (iv) takes any action in furtherance of any of the foregoing; or (v) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due.

(j) A final judgment or judgments for the payment of an amount in excess of $500,000 in the aggregate at any time is or are outstanding against one or more of the Credit Parties and the same are not, within 30 days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay; provided, however, that in the event such judgment relates to Accounts for which such Credit Party has a right of indemnification from the originator or seller of that Account, then a final judgment or judgments for the payment of an amount in excess of $1,000,000 in the aggregate at any time is or are outstanding against one or more of the Credit Parties and the same are not, within 30 days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay, provided, that such judgment relates to Accounts for which such Credit Party is fully indemnified by the originator or seller of that Account.

(k) Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien on any material assets created under any Loan Document ceases to be a valid and perfected first priority Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

(l) Any Change of Control occurs.

(m) Any default or breach by any Credit Party or any other guarantor, grantor or pledgor in the observance or performance of any covenant or agreement contained or incorporated by reference in any Collateral Document and such default shall continue beyond the grace period, if any, provided in such Collateral Document.

(n) A default or breach by Asta Funding under that certain Undertaking Agreement dated as of March 2, 2007 made by Asta Funding for the benefit of BMO Capital Markets Corp., as collateral agent for the benefit of the secured parties under that certain Receivables Financing

Agreement dated as of March 2, 2007 by and among Palisades Acquisition XVI, LLC, as borrower, Palisades Collection, L.L.C., as servicer, Fairway Finance Company, LLC, as lender, BMO Capital Markets Corp., as administrator and collateral agent, and Bank of Montreal, as liquidity agent (the “Receivables Financing Agreement”) that is not cured within any applicable grace period therefor and which involves damages in excess of $2,000,000 in the aggregate.

(o) A default or breach by Palisades under the Receivables Financing Agreement or any agreement, document or instrument related thereto to which Palisades is a party that is not cured within any applicable grace period therefor and which involves damages in excess of $2,000,000 in the aggregate.

8.2 Remedies.

(a) If any Default, which is not reasonably capable of being cured, or Event of Default has occurred and is continuing, Lender may, without notice, suspend the Revolving Loan facility with respect to additional Advances, whereupon any additional Advances shall be made or incurred in the sole discretion of Lender so long as such Default, which is not reasonably capable of being cured, or Event of Default is continuing. If any Default, which is not reasonably capable of being cured, or Event of Default has occurred and is continuing, Lender may, without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Revolving Loan to the Default Rate.

(b) If any Event of Default has occurred and is continuing, Lender may without notice: (i) terminate the Revolving Loan facility with respect to further Advances; (ii) declare all or any portion of the Obligations, including all or any portion of any Revolving Loan to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrowers and each other Credit Party; or (iii) exercise any rights and remedies provided to Lender under the Loan Documents or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of an Event of Default specified in Sections 8.1(h) or (i), the Revolving Loan facility shall be immediately terminated and all of the Obligations, including the aggregate Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

8.3 Waivers by Credit Parties. Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives (including for purposes of Section 12), to the extent permitted by law: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Lender may do in this regard, (b) all rights to notice and a hearing prior to Lender’s taking possession or control of, or to Lender’s replevin, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Lender to exercise any of their remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

9. ASSIGNMENT AND PARTICIPATIONS

9.1 Assignment and Participations.

(a) Subject to the terms of this Section 9.1, Lender may make an assignment to a Qualified Assignee of, or sell participations in, at any time or times, the Loan Documents and the Revolving Loan or any portion thereof or interest therein, including Lender’s rights, title, interests, remedies, powers or duties thereunder.

(b) Any participation by Lender of all or any part of the Revolving Loan shall be made with the understanding that all amounts payable by Borrowers hereunder shall be determined as if Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 1.10, 1.12, and 1.13, each Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrowers to the participant and the participant shall be considered to be a “Lender”. Except as set forth in the preceding sentence no Borrower or Credit Party shall have any obligation or duty to any participant.

(c) Reserved.

(d) Each Credit Party executing this Agreement shall assist Lender permitted to sell assignments or participations under this Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and, if requested by Lender, the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their respective affairs contained in any selling materials provided by them and all other information provided by them and included in such materials.

(e) Lender may furnish any information concerning Credit Parties in the possession of Lender from time to time to assignees and participants (including prospective assignees and participants); provided, that Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 11.7.

(f) So long as no Event of Default has occurred and is continuing, Lender shall not assign or sell participations in any portion of its Revolving Loan to a potential lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.13(a), increased costs under Section 1.13(b), or withholding taxes in accordance with Section 1.12(a).

10. SUCCESSORS AND ASSIGNS

10.1 Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Lender and its respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Lender. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Lender shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party and Lender with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11. MISCELLANEOUS

11.1 Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended unless the same shall be in writing and signed by Lender and Borrowers. Any letter of interest, commitment letter or fee letter or confidentiality agreement, if any, between any Credit Party and Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

11.2 Fees and Expenses. Borrowers shall reimburse Lender for all reasonable out-of-pocket fees, costs and expenses, including the reasonable fees, costs and expenses of counsel, consultants, field examiners or other advisors (including environmental and management consultants and appraisers), incurred in connection with the negotiation and preparation of the Loan Documents and incurred in connection with:

(a) the forwarding to Borrowers or any other Person on behalf of Borrowers by Lender of the proceeds of any Loan (including a wire transfer fee, per wire transfer, at Lender’s then prevailing wire transfer fee rate);

(b) any amendment, modification or waiver of, consent with respect to, or termination of, any of the Loan Documents or Related Transactions Documents or advice in connection with the syndication and administration of the Revolving Loan made pursuant hereto or its rights hereunder or thereunder;

(c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, any Borrower or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Borrowers or any other Person that may be obligated to Lender by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Revolving Loan during the pendency of one or more Events of Default; provided, that no Person shall be entitled to reimbursement under this subsection (c) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person’s gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction);

(d) during the pendency of one or more Events of Default, any attempt to enforce any remedies of Lender against any or all of the Credit Parties or any other Person that may be obligated to Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Revolving Loan during the pendency of one or more Events of Default;

(e) any workout or restructuring of the Revolving Loan during the pendency of one or more Events of Default; and

(f) subject to the provisions and terms contained in Section 1.11 hereof relative to the payment of costs incurred in conducting field examinations, efforts to (i) monitor the Revolving Loan or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, as to each of subsections (a) through (f) above, all reasonable attorneys’ and other professional and service providers’ fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 11.2, all of which shall be payable, on demand, by Borrowers to Lender. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

11.3 No Waiver. Lender’s failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.1, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Lender, and directed to Borrowers specifying such suspension or waiver.

11.4 Remedies. Lender’s rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

11.5 Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

11.6 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

11.7 Confidentiality. Lender agrees to use commercially reasonable efforts (equivalent to the efforts Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties for a period of 2 years following receipt thereof, except that Lender may disclose such information on a confidential “need to know” basis (a) to Persons employed or engaged by Lender; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.7 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by it as described in subsection (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Lender’s counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Lender is a party; (f) that ceases to be confidential through no fault of Lender; or (g) to Persons that are approved in writing by Borrower Representative.

Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, the obligations of confidentiality contained herein and therein, as they relate to the transactions contemplated by the Agreement and the other loan documents (the “Transaction”), shall not apply to the federal tax structure or federal tax treatment of the Transaction, and each party hereto (and any employee, representative, agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the federal tax structure and federal tax treatment of the Transaction. The preceding sentence is intended to cause the Transaction to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the IRC and shall be construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the federal tax structure of the Transaction or any federal tax matter or federal tax idea related to the Transaction.

11.8 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES AND LENDER PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT LENDER AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY; PROVIDED, FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY’S ACTUAL RECEIPT THEREOF OR 5 DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

11.9 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered: (a) upon the earlier of actual receipt and 5 days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section

11.9); (c) 1 Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Annex I or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower Representative or Lender) designated in Annex I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

11.10 Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

11.11 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

11.12 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN LENDER AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

11.13 Press Releases and Related Matters. Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure (i) using the name of BLUSA or its affiliates or, (ii) other than standard disclosures associated with its financial reporting or other similar, ordinary course of business disclosures, referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least 2 Business Days’ prior notice to BLUSA and without obtaining BLUSA’s prior written consent unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with BLUSA before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Lender reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

11.14 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Borrower for liquidation or reorganization, should any Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Borrower’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11.15 Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.8 and 11.12, with its counsel.

11.16 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

11.17 Lender for Service. Each Credit Party hereby appoints, and Borrower Representative hereby accepts the appointment of, Borrower Representative, located at 210 Sylvan Avenue, Englewood Cliffs, New Jersey 07632 as the agent for service of process for such Credit Party solely in connection with the Loan Documents. Such appointment shall not be terminated by Borrower Representative or any Credit Party without the prior written consent of Lender.

11.18 Acknowledgment of Discretionary Facility. Each Credit Party hereby acknowledges, confirms and agrees that the continuing availability of Advances is at all times subject to Lender’s sole and absolute discretion, and nothing in this Agreement or any other Loan Document, including, without limitation, the enumeration in this Agreement or any other Loan Document of specific Events of Default, conditions and/or covenants shall be construed to qualify, define or otherwise limit Lender’s right, power, or ability, at any time, to (a) terminate this Agreement without prior notice, (b) demand immediate payment of all Obligations or (c) deny any request for an Advance or other extension of credit or financial accommodation. Each Credit Party hereby further acknowledges, confirms and agrees that any Credit Party’s breach of or Default under any condition or covenant enumerated in this Agreement or any other Loan Document is not the only basis for demand to be made or for a request for an Advance or other extension of credit or financial accommodation to be denied, as Borrowers’ obligation to make payment shall at all times remain a demand obligation. Notwithstanding anything herein to the contrary, this Agreement does not create a commitment or obligation to lend by Lender, and each Credit Party acknowledges, confirms and agrees that Lender has no obligation to make any Advance or other extension of credit or financial accommodation to Borrowers.

12. CROSS-GUARANTY; SUBORDINATION

12.1 Cross-Guaranty. Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Lender and its respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Lender by each other Borrower. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 12 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 12 shall be absolute and unconditional, irrespective of, and unaffected by,

(a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

(b) the absence of any action to enforce this Agreement (including this Section 12) or any other Loan Document or the waiver or consent by Lender with respect to any of the provisions thereof;

(c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Lender in respect thereof (including the release of any such security);

(d) the insolvency of any Credit Party; or

(e) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

12.2 Waivers by Borrowers. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Lender to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower and Lender that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 12 and such waivers, Lender would decline to enter into this Agreement.

12.3 Benefit of Guaranty. Each Borrower agrees that the provisions of this Section 12 are for the benefit of Lender and its successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Lender, the obligations of such other Borrower under the Loan Documents.

12.4 Subordination of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 12.9, each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Borrower acknowledges and agrees that this subordination is intended to benefit Lender and shall not limit or otherwise affect such Borrower’s liability hereunder or the enforceability of this Section 12, and that Lender and its successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 12.4.

12.5 Election of Remedies. If Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 12. If, in the exercise of any of its rights and remedies, Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Borrower hereby consents to such action by Lender and waives any claim based upon such action, even if such action by Lender shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by Lender. Any election of remedies that results in the denial or impairment of the right of Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. In the event Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Lender but shall be credited against the Obligations owing to it. The amount of the successful bid at any such sale, whether Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 12, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled but for such bidding at any such sale.

12.6 Limitation. Notwithstanding any provision herein contained to the contrary, each Borrower’s liability under this Section 12 (which liability is in any event in addition to amounts for which such Borrower is primarily liable under Section 1) shall be limited to an amount not to exceed as of any date of determination the amount that could be claimed by Lender from such Borrower under this Section 12 without rendering such claim void or voidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower’s right of contribution and indemnification from each other Borrower under Section 12.7.

12.7 Contribution with Respect to Guaranty Obligations.

(a) To the extent that any Borrower shall make a payment under this Section 12 of all or any of the Obligations (other than the Revolving Loan made to that Borrower for which it is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of this Agreement, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b) As of any date of determination, the “Allocable Amount” of any Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Borrower under this Section 12 without rendering such claim void or voidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(c) This Section 12.7 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 12.7 is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 12.1. Nothing contained in this Section 12.7 shall limit the liability of any Borrower to pay the Revolving Loan made directly or indirectly to that Borrower and accrued interest, Fees and expenses with respect thereto for which such Borrower shall be primarily liable.

(d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing.

(e) The rights of the indemnifying Borrowers against other Credit Parties under this Section 12.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of this Agreement.

12.8 Liability Cumulative. The liability of Borrowers under this Section 12 is in addition to and shall be cumulative with all liabilities of each Borrower to Lender under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

12.9 Subordination.

(a) Each Credit Party executing this Agreement covenants and agrees that the payment of all indebtedness, principal, interest (including interest which accrues after the commencement of any case or proceeding in bankruptcy, or for the reorganization of any Credit Party), fees, charges, expenses, attorneys’ fees and any other sum, obligation or liability owing by any other Credit Party to such Credit Party, including any intercompany trade payables or royalty or licensing fees (collectively, the “Intercompany Obligations”), is subordinated, to the extent and in the manner provided in this Section 12.9, to the prior payment in full of all Obligations (herein, the “Senior Obligations”) and that the subordination is for the benefit of Lender may enforce such provisions directly, provided, that regularly scheduled payments under Intercompany Obligations may be made so long as no Default, which is not reasonably capable of being cured, or Event of Default has occurred and is continuing.

(b) Each Credit Party executing this Agreement hereby (i) authorizes Lender to demand specific performance of the terms of this Section 12.9, whether or not any other Credit Party shall have complied with any of the provisions hereof applicable to it, at any time when such Credit Party shall have failed to comply with any provisions of this Section 12.9 which are applicable to it and (ii) irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

(c) Upon any distribution of assets of any Credit Party in any dissolution, winding up, liquidation or reorganization (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

(i) Lender shall first be entitled to receive payment in full in cash of the Senior Obligations before any Credit Party is entitled to receive any payment on account of the Intercompany Obligations.

(ii) Any payment or distribution of assets of any Credit Party of any kind or character, whether in cash, property or securities, to which any other Credit Party would be entitled except for the provisions of this Section 12.9(c), shall be paid by the liquidating trustee or agent or other Person making such payment or distribution directly to the Lender, to the extent necessary to make payment in full of all Senior Obligations remaining unpaid after giving effect to any concurrent payment or distribution or provisions therefor to Lender.

(iii) In the event that notwithstanding the foregoing provisions of this Section 12.9(c), any payment or distribution of assets of any Credit Party of any kind or character, whether in cash, property or securities, shall be received by any other Credit Party on account of the Intercompany Obligations before all Senior Obligations are paid in full, such payment or distribution shall be received and held in trust for and shall be paid over to the Lender for application to the payment of the Senior Obligations until all of the Senior Obligations shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to Lender.

(d) No right of Lender or any other present or future holders of any Senior Obligations to enforce the subordination provisions herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Credit Party or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Credit Party with the terms hereof, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

[Signature Pages to Follow]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

BORROWERS:

ASTA FUNDING ACQUISITION I, LLC

ASTA FUNDING ACQUISITION II, LLC

PALISADES COLLECTION, L.L.C.

PALISADES ACQUISITION I, LLC

PALISADES ACQUISITION II, LLC

PALISADES ACQUISITION IV, LLC

PALISADES ACQUISITION VIII, LLC

PALISADES ACQUISITION IX, LLC

PALISADES ACQUISITION X, LLC

CLIFFS PORTFOLIO ACQUISITION I, LLC

SYLVAN ACQUISITION I, LLC

OPTION CARD, LLC

By:	/s/ Gary Stern
Name:	Gary Stern
Title:	President and CEO

[Signatures continued on next page]

[Signatures continued from previous page]

GUARANTORS: ASTA FUNDING, INC.

By:	/s/ Gary Stern
Name:	Gary Stern
Title:	President and CEO

COMPUTER FINANCE, LLC

ASTAFUNDING.COM, LLC

ASTA COMMERCIAL, LLC

VATIV RECOVERY SOLUTIONS, LLC

PALISADES ACQUISITION XI, LLC

PALISADES ACQUISITION XII, LLC

PALISADES ACQUISITION XIII, LLC

PALISADES ACQUISITION XIV, LLC

PALISADES ACQUISITION XV, LLC

PALISADES ACQUISITION XVII, LLC

PALISADES ACQUISITION XVIII, LLC

PRESTIGA FUNDING, LLC

By:	/s/ Gary Stern
Name:	Gary Stern
Title:	President and CEO

[Signatures continued on next page]

[Signatures continued from previous page]

LENDER: BANK LEUMI USA

By:	/s/ Ignatius Marotta
Name:	Ignatius Marotta VP
Title:	Its Duly Authorized Signatory

By:	/s/ Paul J. De Chagas
Name:	Paul J. De Chagas VP
Title:	Its Duly Authorized Signatory

Loan Agreement

ANNEX A (RECITALS)

TO

LOAN AGREEMENT

DEFINITIONS

Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings, and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement:

“Account Debtor” means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account, Chattel Paper, Instruments or General Intangibles (including a payment intangible).

“Accounting Changes” has the meaning ascribed thereto in Annex G.

“Accounts” means all “accounts,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts, consumer accounts and other forms of obligations (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party’s rights in, to and under all services, (c) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), (d) all health care insurance receivables and (e) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing. The term Accounts shall also include forms of obligations evidenced by Chattel Paper or Instruments and Accounts relating to Auto Loans and Consumer Loans.

“Advance” or “Advances” has the meaning ascribed to it in Section 1.1(a).

“Affiliate” means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 10% or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person’s officers, directors, joint venturers (except with respect to the joint venturer, EMCC, Inc., and any other joint venture approved by Lender, which approval shall not be unreasonably withheld) and partners (d) in the case of Borrowers, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of any Borrower, and (e) an entity that is wholly owned by Asta Funding and is engaged in the business of acquiring and/or managing

Portfolios and executes and delivers to Lender an Affiliate Guaranty and an Affiliate Security Agreement. For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term “Affiliate” shall specifically exclude Lender.

“Affiliate Guaranty” means a guaranty, in form acceptable to Lender at the time of execution, executed by an Affiliate of all of the Obligations.

“Affiliate Security Agreement” means a security agreement, in form acceptable to Lender at the time of execution, executed by an Affiliate granting to Lender a security interest in and lien on its Collateral.

“Agreement” means this Loan Agreement by and among Borrowers, the other Credit Parties party hereto and BLUSA, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Allocable Amount” has the meaning ascribed to it in Section 12.7(a).

“Appendices” has the meaning ascribed to it in the recitals to the Agreement.

“Asta Funding” means Asta Funding, Inc.

“Auto Contract” means any agreement or contract or other evidence of debt executed by an Account Debtor in connection with an Auto Loan and any amendments thereto.

“Auto Loan” means all automobile loans or leases presently and hereafter owned by Borrowers, set forth in a written report or in computer discs, from time to time, delivered to Lender, which computer discs shall be in the current format or any other format acceptable to Lender, together with each Auto Contract, chattel paper, instrument, document, general intangible, guarantee and all collateral security held with respect to such loans.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq.

“BLUSA” means Bank Leumi USA, a New York bank.

“Books and Records” means all records, in any format whatsoever and the computer software, programs and access codes, relating to each Consumer Loan and the Collateral.

“Borrower Representative” means Palisades in its capacity as Borrower Representative pursuant to the provisions of Section 1.1(c).

“Borrowers” and “Borrower” have the respective meanings ascribed thereto in the preamble to the Agreement.

“Borrowing Availability” means as of any date of determination as to all Borrowers, an amount equal to (i) the Maximum Revolving Loan Amount less (ii) any outstanding Loans made pursuant to the terms of this Agreement.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Capital Expenditures” means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto that have a useful life of more than one year and that are required to be capitalized under GAAP.

“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Lease Obligation” means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

“Cash Collateral Account” has the meaning ascribed to it Annex B.

“Cash Equivalent Investments” means investments deposited with Lender which can easily, readily and quickly be converted into cash, including Treasury bills (T-bills), money market funds, short-term certificates of deposit, U.S. Government Securities, and savings accounts.

“Change of Control” means any event, transaction or occurrence as a result of which (a) Asta Funding ceases to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of the Borrowers, except Cliffs, (b) Palisades ceases to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of Cliffs, (c) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Asta Funding (together with any new directors whose election by the board of directors of Asta Funding or whose nomination for election by the Stockholders of Asta Funding was approved by a vote of the majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office, (d) Gary Stern shall no longer be acting as the president, chief executive officer or manager of the Borrowers having substantially the same duties and responsibilities as on the Closing Date, unless the Borrowers shall have within a reasonable period of time not to exceed 180 days obtained a successor of at least comparable background, experience and ability who is reasonably acceptable to the Lender, or (e) any two of the Senior Executives shall no longer be members of the Borrowers’ senior management having substantially the same duties and responsibilities as on the Closing Date, unless the Borrowers shall have within a reasonable period of time not to exceed 180 days obtained successors of at least comparable background, experience and ability who are reasonably acceptable to the Lender. For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Charges” means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party’s ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party’s business.

“Chattel Paper” means any “chattel paper,” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party.

“Cliffs” means Cliffs Portfolio Acquisition I, LLC.

“Closing Checklist” means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.

“Closing Date” means December 30, 2011.

“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Articles or Divisions 1 and 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Collateral” means the property covered by the Security Agreement and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Lender to secure the Obligations.

“Collateral Documents” means the Security Agreement, the Pledge Agreements, the Guaranties, and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

“Collateral Reports” means the reports with respect to the Collateral referred to in Annex F.

“Collection Account” means that certain account of Lender, account number 0125540101 in the name of Lender in New York, New York ABA No. 026002794, or such other account as may be specified in writing by Lender as the “Collection Account”.

“Collection Report” means a report in detail satisfactory to Lender as to all Collections received during each month and the Account or Consumer Loan to which it applies, and including the computer discs containing all of the information contained therein.

“Collections” mean all Payments actually received and collected by or on behalf of the Borrowers, any Credit Party or any Servicing Agent with respect to any Consumer Loan, which is included in the Collateral and is remitted to the Lender as provided in this Agreement.

“Compliance Certificate” has the meaning ascribed to it in Annex E.

“Consumer Loans” means all Credit Card Receivables, Auto Loans, Telecom Receivables and any other type of consumer loan acceptable to Lender now or hereafter owned or held by the Borrowers.

“Contracts” means all “contracts,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

“Copyright License” means any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

“Copyrights” means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

“Credit Card Receivables” means each of the performing and non-performing credit card receivables and/or loans presently and hereafter owned by Borrowers, as fully set forth in a computer disc delivered to Lender, which shall be in a format reasonably acceptable to the Lender, whether such is deemed to consist of accounts or general intangibles under the Code, together with any chattel paper, instrument, document, general intangible, guarantee and other collateral security held by Borrowers with respect to such receivables and/or loans, together with the proceeds thereof.

“Credit Parties” means each Guarantor, each Borrower, and each of their respective Subsidiaries, except Non-Credit Party Affiliates.

“Default” means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning ascribed to it in Section 1.4(d).

“Deposit Accounts” means all “deposit accounts” as such term is defined in the Code, now or hereafter held in the name of any Credit Party.

“Diminimus Servicing Agent” has the meaning ascribed to it in Section 3.22(d).

“Disaster Recovery Plan” means the report entitled Information Technology dated July 15, 2009 prepared for Asta by Sunguard Availability Services, in the form delivered to Lender prior to the date of this Agreement, and modifications thereto as may be implemented by Borrowers in the ordinary course of business which, if material, shall be provided to Lender in writing promptly upon implementation.

“Disclosure Document” means the document dated as of the date hereof by Borrowers and all other Credit Parties signatory to the Agreement with respect to certain disclosures made to Lender in the Agreement, as may be modified from time to time as provided in the Agreement. All disclosures, representations and warranties contained in the Disclosure Document shall be acceptable to Lender.

“Documents” means all “documents,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

“Dollars” or “$” means lawful currency of the United States of America.

“EBITDA” means, with respect to any Person for any fiscal period, without duplication, net income minus extraordinary gains plus interest, depreciation, amortization, income taxes, accrued stock option compensation expense and extraordinary losses.

“Effective Date” means the date on which the Agreement shall become effective, which shall be the date on which (i) Borrowers and Guarantors, along with Lender shall have executed and delivered the Agreement and the other Loan Documents, and (ii) all of the conditions precedent to the effectiveness of the Agreement, including, without limitation, the conditions precedent set forth in Section 2, and the conditions set forth in Annex D, shall have been satisfied and performed in a manner reasonably acceptable to Lender.

“Environmental Laws” means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, and regulations in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.) (“CERCLA”); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. §§ 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. §§ 2601 et seq.); the Clean Air Act (42 U.S.C. §§ 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

“Environmental Liabilities” means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses

(including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

“Environmental Permits” means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

“Equipment” means all “equipment,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

“ERISA Event” means, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition that could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; or (i) the revocation or threatened revocation of a Qualified Plan’s qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA; but in each such case, only if and to the extent it could be reasonably be expected to result (directly or indirectly, individually or in the aggregate) in a Material Adverse Effect.

“ESOP” means a Plan that is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

“Event of Default” has the meaning ascribed to it in Section 8.1.

“Existing Debt” has the meaning ascribed to it in the recitals to the Agreement.

“Fair Labor Standards Act” means the Fair Labor Standards Act, 29 U.S.C. §§ 201 et seq.

“Federal Funds Rate” means, for any day, a floating rate equal to the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by Lender in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Fees” means any and all fees payable to Lender pursuant to the Agreement or any of the other Loan Documents.

“Financial Covenants” means the financial covenants set forth in Annex G.

“Financial Statements” means the consolidated (together with consolidating worksheets) income statements, statements of cash flows and balance sheets of Asta Funding delivered in accordance with Section 3.4 and Annex E.

“First Adjustment Date” has the meaning assigned to it in Section 1.4(a).

“Fiscal Month” means any of the monthly accounting periods of Borrowers.

“Fiscal Quarter” means any of the quarterly accounting periods of Borrowers, ending on March 31, June 30, September 30 and December 31 of each year.

“Fiscal Year” means any of the annual accounting periods of Borrowers ending on September 30 of each year, subject to any change in the Fiscal Year permitted under the Agreement.

“Fixtures” means all “fixtures” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

“GAAP” means generally accepted accounting principles in the United States of America consistently applied, as such term is further defined in Annex G.

“General Intangibles” means all “general intangibles,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, including, without limitation, Non-Recourse Investments, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

“Goods” means all “goods” as defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including embedded software to the extent included in “goods” as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranteed Indebtedness” means as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum stated or determinable amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

“Guaranty” means the guaranty of even date herewith executed by Asta Funding and each Subsidiary of a Borrower in favor of Lender.

“Guaranties” means the Guaranty and any other guaranty executed by any Guarantor in favor of Lender in respect of the Obligations.

“Guarantors” means each Guarantor and Additional Guarantor described in the preamble to this Amendment, each Subsidiary of any Borrower that is not a Borrower, and each other Person, if any, that executes a guaranty or other similar agreement in favor of Lender in connection with the transactions contemplated by the Amendment and the other Loan Documents.

“Guarantor Payment” has the meaning ascribed to it in Section 12.7(a).

“Hazardous Material” means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB’s), or any radioactive substance.

“Inactive Subsidiaries” means AstaFunding.Com, LLC, Asta Commercial, LLC, Palisades Acquisition V, LLC, Palisades Acquisition VI, LLC, Palisades Acquisition VI, LLC, Asta Funding Acquisition IV, LLC, Citizens Lending Group LLC and Ventura Services, LLC.

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred 6 months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than 6 months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Prime Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

“Indemnified Liabilities” has the meaning ascribed to it in Section 1.10.

“Indemnified Person” has the meaning ascribed to in Section 1.10.

“Instruments” means all “instruments,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

“Intercompany Notes” means demand notes evidencing any intercompany Indebtedness owing at any time by any Credit Party to any other Credit Party, which Intercompany Notes shall be in form and substance reasonably satisfactory to Lender and shall be pledged to Lender and the originals of which shall be delivered to Lender pursuant to the applicable Pledge Agreement or Security Agreement as additional collateral security for the Obligations

“Intercompany Obligations” has the meaning ascribed to it in Section 12.9(a).

“Interest Payment Date” means the first Business Day of each month; provided, that, in addition to the foregoing, each of (x) the date upon which all of the Loans have been terminated and en paid in full and (y) the Termination Date shall be deemed to be an “Interest Payment Date” with respect to any interest that has then accrued under the Agreement.

“Inventory” means all “inventory,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Credit Party’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

“Investment Property” means all “investment property” as such term is defined in the Code now owned or hereafter acquired by any Credit Party, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of any Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party; (iv) all commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.

“IRC” means the Internal Revenue Code of 1986 and all regulations promulgated thereunder.

“IRS” means the Internal Revenue Service.

“Lender” means BLUSA and, if Lender shall decide to assign all or any portion of the Obligations, such term shall include any assignee of Lender.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

“Litigation” has the meaning ascribed to it in Section 3.13.

“Loan” means any Revolving Loan.

“Loan Account” has the meaning ascribed to it in Section 1.9.

“Loan Documents” means the Agreement, the Note, the Collateral Documents and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Lender (including, without limitation, the Disclosure Document and all exhibits attached thereto or referred to therein) and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Margin Stock” has the meaning ascribed to in Section 3.10.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of the Credit Parties considered as a whole (but not on the Credit Parties’ industry generally, except to the extent of a direct effect on the Credit Parties as provided above), (b) Borrowers’ ability to pay the Revolving Loan or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Lender’s Liens on the Collateral or the priority of such Liens, or (d) Lender’s rights and remedies under the Agreement and the other Loan Documents.

“Maximum Revolving Loan Amount” means $20,000,000.

“Maximum Lawful Rate” has the meaning ascribed to it in Section 1.4(f).

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has or could reasonably be expected to have a direct or indirect liability under Title IV of ERISA or under Section 412 of the IRC.

“Net Worth” means, with respect to any Person as of any date of determination, the book value of the assets of such Person, minus the sum of (a) reserves applicable thereto, and (b) all of such Person’s liabilities on a consolidated basis (including accrued and deferred income taxes), all as determined in accordance with GAAP.

“New Line of Credit” has the meaning ascribed to it in the recitals to the Agreement.

“Non-Credit Party Affiliate” means an entity that is wholly owned by Asta Funding or another Credit Party that is not required by the Lender to execute and deliver an Affiliate Guaranty and an Affiliate Security Agreement and that may incur non-recourse debt financing subject to the following conditions:

(a) The Borrower Representative has given the Lender written notification of the formation of a Non-Credit Party Affiliate prior to the incurrence of Non-Recourse Debt; and

(b) Lender shall have declined to exercise its right of first refusal on providing any non-recourse debt financing to any Non-Credit Party Affiliate.

“Non-Recourse Debt” shall mean in the aggregate all Non-Recourse Non-Credit Party Loans.

“Non-Recourse Investment” means any funds invested or advanced by any Credit Party or a Subsidiary of any Credit Party in or to a Non-Credit Party Affiliate in a non-recourse transaction, provided, that: such Non-Credit Party Affiliate shall be a legally separate entity created for a limited purpose and with limited activities, formed, incorporated or organized and maintained as a special purpose entity, and such Non-Credit Party Affiliate shall take steps to ensure that the separateness of such Non-Credit Party Affiliate will be recognized by the courts in the event of a filing or entry of a petition, decree or order seeking relief under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, of any Affiliate of such Non-Credit Party Affiliate, and the inclusion of “separateness representations, warranties and covenants” in the organizational and governing documents of such Non-Credit Party Affiliate.

“Non-Recourse Non-Credit Party Loan” shall mean a loan or other extension of credit made by anyone other than the Lender to a Non-Credit Party Affiliate, provided, that such Non-Credit Party Affiliate delivers to Lender (a) the proposed terms and conditions of such Non-Recourse Non-Credit Party Loan, at least five (5) days prior to the closing thereof and (b) a true and complete copy of all loan documentation relating to such transaction promptly after the closing thereof.

“Note” means the Revolving Note.

“Notice of Borrowing” has the meaning ascribed to it in Section 1.1(a).

“Obligations” means all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents and under all interest rate caps, swaps or collar agreements, or similar agreements or arrangements to provide protection against fluctuations in interest rates. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, Charges, expenses, attorneys’ fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

“Palisades” means Palisades Collection, L.L.C.

“Payment Intangibles” shall have the meaning given such term in the UCC.

“Payments” means the payments of whatsoever nature made by each Account Debtor with respect to the Accounts relating to such Account Debtor and/or the payments made by any obligor with respect to any Account.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means a Plan described in Section 3(2) of ERISA.

“Permitted Encumbrances” means the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are being contested in accordance with Section 5.2(b); (b) pledges or deposits of money securing statutory obligations under workmen’s compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers’, mechanics’, or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) carriers’, warehousemen’s, suppliers’ or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $100,000 at any time, so long as such Liens attach only to Inventory; (f) inchoate and unperfected bailees’ and landlord liens with respect to locations in which a bailee or landlord waiver is not required, and which arise in the ordinary course of business, so long as such Liens attach only to assets located on the applicable Real Estate; (g) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (h) any attachment or judgment lien not constituting an Event of Default under Section 8.1(j); (i) with respect to any Real Estate, the permitted exceptions set forth on an Exhibit of any mortgage granted to Lender applicable to such Real Estate, and zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; and (j) presently existing or hereafter created Liens in favor of Lender.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” means, at any time, an “employee benefit plan”, as defined in Section 3(3) of ERISA (other than a Multiemployer Plan), that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to or has or could reasonably be expected to have a direct or indirect liability under Title IV of ERISA or under Section 412 of the IRC.

“Pledge Agreement” means the Pledge Agreement of even date herewith executed by each Credit Party in favor of Lender pledging all of the Stock of the Subsidiaries of each Credit Party.

“Pledge Agreements” means the Pledge Agreement and any pledge agreements entered into after the Closing Date by any Credit Party (as required by the Agreement or any other Loan Document).

“Portfolio” means each group or pool of Consumer Loans acquired by any of the Borrowers from a single Seller (or a single Seller and its affiliates) in a single purchase transaction (including a forward flow transaction), which Consumer Loans are recorded and administered in the Books and Records of the Borrower acquiring same as a separate group or pool of Consumer Loans.

“Portfolio Acquisition Cost” means the actual or final amount to be paid to the Seller of a Portfolio pursuant to the terms of the applicable Portfolio Acquisition Documents.

“Portfolio Acquisition Documents” means the purchase and other agreements between a Credit Party and the Seller of each Portfolio, as each may be amended.

“Prime Rate” means the interest rate reported as the “Prime Rate”, as published in the Money Rates section of The Wall Street Journal on each Business Day.

“Prime Rate Loan” means a Revolving Loan or portion thereof bearing interest by reference to the Prime Rate.

“Proceeds” means “proceeds,” as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

“Qualified Plan” means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

“Qualified Assignee” means (a) any Affiliate of Lender and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody’s at the date that it becomes a lender and which, through its applicable lending office, is capable of lending to Borrowers without the imposition of any withholding or similar taxes.

“Real Estate” has the meaning ascribed to it in Section 3.6.

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

“Retiree Welfare Plan” means, at any time, a Welfare Plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant’s termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC or other applicable law or coverage through the last day of the month of a participant’s termination of employment.

“Revolving Loan” means, at any time, the aggregate amount of Advances outstanding to Borrower.

“Revolving Note” has the meaning ascribed to it in Section 1.1(a)(iv).

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Security Agreement” means one or more Security Agreements of even date herewith entered into by and among Lender and each Credit Party that is a signatory thereto.

“Seller” means the party (or parties) which has agreed to sell Portfolio Loans to a Credit Party.

“Senior Executive” means each of Gary Stern and Robert Michel.

“Senior Obligations” has the meaning ascribed to it in Section 12.9(a).

“Servicing Agent” shall mean any third-party engaged or utilized by any Credit Party for the purpose of administrating and/or collecting Payments made by an Account Debtor with respect to Accounts.

“Software” means all “software” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Stockholder” means, with respect to any Person, each holder of Stock of such Person.

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than 50% of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower.

“Supporting Obligations” means all “supporting obligations” as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

“Tangible Net Worth” means, with respect to any Person at any date, the Net Worth of such Person at such date, excluding, however, from the determination of the total assets at such date, (a) all goodwill, capitalized organizational expenses, capitalized research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other intangible items (including, without limitation, Non-Recourse Investments), (b) all unamortized debt discount and expense, (c) treasury Stock, and (d) any write-up in the book value of any asset resulting from a revaluation thereof.

“Taxes” means taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Lender by the jurisdictions under the laws of which Lender are organized or conduct business or maintain a permanent establishment or any political subdivision thereof.

“Tax Returns” has the meaning ascribed to it in Section 3.11.

“Telecom Receivables” means each of the performing and non-performing receivables presently and hereafter owned by Borrowers, which have been purchased from telecommunication service providers.

“Termination Date” means the earlier of (a) February 23, 2013 and (b) the date on which (i) the Revolving Loan has been indefeasibly repaid in full, (ii) all other Obligations under the Agreement and the other Loan Documents have been completely discharged and (iii) none of Borrowers shall have any further right to borrow any monies under the Agreement.

“Title IV Plan” means a Pension Plan (other than a Multiemployer Plan), that is covered by Title IV of ERISA, and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

“Total Liabilities” means, with respect to any Person as of any date of determination, the total liabilities of such Person as determined as determined in accordance with GAAP.

“Trademark License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

“Trademarks” means all of the following now owned or hereafter existing or adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, service marks, logos, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

“Transaction” has the meaning ascribed to it in Section 11.7.

“Unfunded Pension Liability” means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of 5 years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

“Welfare Plan” means a Plan described in Section 3(i) of ERISA.

Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth in Annex G. All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Code, the definition contained in Articles or Divisions 1 and 9 shall control. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Reference to any agreement (including without limitation the Loan Documents), document or instrument means the agreement, document or instrument as amended or supplemented, subject to any restrictions on amendment contained therein (and, if applicable, in accordance with the terms of this Agreement and the other Loan Documents). Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

ANNEX C

TO

LOAN AGREEMENT

RESERVED

ANNEX D (SECTION 2.1(A))

TO

LOAN AGREEMENT

CLOSING CHECKLIST

In addition to, and not in limitation of, the conditions described in Section 2.1, pursuant to Section 2.1(a), the following items must be received by Lender in form and substance satisfactory to Lender on or prior to the Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Annex A):

A. Appendices. All Appendices to the Agreement, in form and substance satisfactory to Lender.

B. Revolving Note. A duly executed original of the Revolving Note, dated the Closing Date.

C. Security Agreement. Duly executed originals of the Security Agreement, dated the Closing Date, and all instruments, documents and agreements executed pursuant thereto.

D. Insurance. Satisfactory evidence that the insurance policies required by Section 5.4 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as requested by Lender, in favor of Lender.

E. Security Interests and Code Filings.

(a) Evidence satisfactory to Lender that Lender has a valid and perfected first priority security interest in the Collateral, including (i) such documents duly executed by each Credit Party (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Lender may request in order to perfect its security interests in the Collateral and (ii) copies of Code search reports listing all effective financing statements that name any Credit Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral, except Permitted Encumbrances.

(b) Evidence satisfactory to Lender, including copies, of all UCC-1 and other financing statements filed in favor of any Credit Party.

F. Guaranty. Duly executed originals of the Guaranty, dated the Closing Date, and all documents, instruments and agreements executed pursuant thereto.

G. Reserved.

H. Reserved.

I. Reserved.

J. Charter and Good Standing. For each Credit Party, such Person’s (a) charter, and all amendments thereto, (b) good standing certificates in its state of formation, (c) good standing certificates and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized Governmental Authority.

K. Bylaws and Resolutions. For each Credit Party, (a) such Person’s bylaws or operating agreement, as applicable, together with all amendments thereto and (b) resolutions of such Person’s Board of Directors or Members, as applicable, approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified as of the Closing Date by such Person’s corporate secretary or an assistant secretary or Members, as applicable, as being in full force and effect without any modification or amendment.

L. Incumbency Certificates. For each Credit Party, signature and incumbency certificates of the member, officers or representative of each such Person executing any of the Loan Documents, certified as of the Closing Date by such Person’s corporate secretary or assistant secretary or other authorized person as being true, accurate, correct and complete.

M. Opinions of Counsel. Duly executed originals of opinions of Lowenstein Sandler PC, counsel for the Credit Parties (including with respect to New York and New Jersey law and Delaware corporate law matters) reasonably requested by Lender, each in form and substance reasonably satisfactory to Lender and its counsel, dated the Closing Date, and each accompanied by a letter addressed to such counsel from the Credit Parties, authorizing and directing such counsel to address its opinion to Lender and to include in its opinion an express statement to the effect that Lender is authorized to rely on such opinion.

N. Pledge Agreement. Duly executed originals of the Pledge Agreement accompanied by (as applicable) (a) share certificates representing all of the outstanding Stock being pledged pursuant to such Pledge Agreement and stock powers for such share certificates executed in blank and (b) the original Intercompany Notes and other instruments evidencing Indebtedness being pledged pursuant to such Pledge Agreement, duly endorsed in blank.

O. Accountants’ Letters. A letter from the Credit Parties to their independent auditors authorizing the independent certified public accountants of the Credit Parties to communicate with Lender in accordance with Section 4.2.

P. Disclosure Document. The Credit Parties shall execute and deliver to Lender for the benefit of Lender the Disclosure Document and the exhibits attached thereto, all of which shall be in form and substance acceptable to Lender.

Q. Officer’s Certificate. Lender shall have received duly executed originals of a certificate of the Chief Executive Officer or Chairman of the Board of Borrower Representative, dated the Closing Date, stating that to such officer’s knowledge, since June 30, 2011 (a) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; (b) there has been no material adverse change in the industry in which any Borrower operates; (c) no Litigation has been commenced against any Credit Party which, if successful, could reasonably be expected to have a Material Adverse Effect or which challenges

D-2

any of the transactions contemplated by the Agreement and the other Loan Documents; and (d) there has been no material increase in liabilities, liquidated or contingent (other than in connection with the Related Transactions), and no material decrease in assets of any Borrower or any of its Subsidiaries.

R. Waivers. Lender shall have received landlord waivers and consents, bailee letters and mortgagee agreements in form and substance reasonably satisfactory to Lender, in each case to the extent required pursuant to Section 5.9.

S. Financials; Financial Condition. Lender shall have received the Financial Statements and other materials set forth in Section 3.4, certified by Borrower Representative’s Chief Financial Officer or Manager. Lender shall have further received a certificate of a Manager of Borrower Representative or with respect to any limited liability company, other authorized person of each Borrower, to the effect that (a) such Borrower will be Solvent upon the consummation of the transactions contemplated herein; (b) the projections fairly present the financial condition of such Borrower as of the date thereof after giving effect to the transactions contemplated by the Loan Documents; and (c) containing such other statements with respect to the solvency of such Borrower and matters related thereto as Lender shall reasonably request.

T. Other Documents. Such other certificates, documents and agreements respecting any Credit Party as Lender may, in its reasonable discretion, request.

D-3

ANNEX E (SECTION 4.1(A))

TO

LOAN AGREEMENT

FINANCIAL STATEMENTS — REPORTING

Borrowers shall deliver or cause to be delivered to Lender, as indicated, the following. To the extent any such documents are filed with the SEC or are included in materials otherwise filed with the SEC, such documents shall be deemed to have been delivered on the date Lender shall have received notice from Borrower Representative that (i) such documents have been posted on www.sec.gov or any Borrower’s website or (ii) such documents have been posted on a Borrower’s behalf on IntraLinks or another relevant website to which Lender has ready access without charge (whether a commercial, third party website or whether sponsored by Agent).

A. Quarterly Financials. To Lender, within 45 days after the end of each Fiscal Quarter, either the Form 10Q that Asta Funding filed for that Fiscal Quarter with the Securities and Exchange Commission or, in the event Asta Funding has not filed its Form 10Q on a timely basis (without taking into consideration any extensions granted for the filing of such Form 10Q), the following (hereinafter referred to as the “Alternative Financial Information”) consolidated financial information regarding Asta Funding, its Subsidiaries, and Borrowers (in each case, together with consolidating worksheets in the event a Non-Credit Party Affiliate has Indebtedness or owns assets of any material nature), including (A) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter, and (B) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments) on a review basis by an independent certified public accounting firm of national standing or otherwise reasonably acceptable to Lender. In any event, Borrowers shall deliver to Lender and Lender a copy of any and all Form 10Q that Asta Funding files with the Securities and Exchange Commission within 15 days after making any such filing. Such Form 10Q or Alternative Financial Information, as the case may be, shall be accompanied by (A) a statement in reasonable detail (each, a “Compliance Certificate”) showing the calculations used in determining compliance with a Compliance Certificate in respect of each of the Financial Covenants that is tested on a quarterly basis and (B) the certification of the Chief Financial Officer or other senior officer of Borrower Representative that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of Asta Funding, Borrowers and their Subsidiaries, on a consolidated basis (together with consolidating worksheets in the event a Non-Credit Party Affiliate has Indebtedness or owns assets of any material nature), as at the end of such Fiscal Quarter and for that portion of the Fiscal Year then ended, (ii) any other information presented is true, correct and complete in all material respects and that there was no Default, which is not reasonably capable of being cured, or Event of Default in existence as of such time or, if a Default, which is not reasonably capable of being cured, or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default, which is not reasonably capable of being cured, or Event of Default. In addition, Asta Funding and Borrowers shall deliver to Lender, within 45 days after the end of each Fiscal Quarter, a statement of the intercompany loan balance of all Intercompany Notes as of the end of such Fiscal Quarter.

B. Annual Audited Financials. To Lender, within 90 days after the end of each Fiscal Year, audited Financial Statements for Asta Funding, Borrowers and their Subsidiaries on a consolidated basis (together with consolidating worksheets), consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP and certified without qualification, by an independent certified public accounting firm of national standing or otherwise reasonably acceptable to Lender. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the Financial Covenants, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that the Asta Funding and/or Borrowers have failed to comply with the terms, covenants, provisions or conditions of Section 5.3, Section 6.1, Section 6.3, and Section 6.4 of this Agreement (or specifying any non-compliance that they became aware of), it being understood that such audit examination extended only to financial and accounting matters and that no special investigation was made with respect to the existence of any such non-compliance, (iii) from Asta Funding and the Borrowers, the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (iv) the certification of the Chief Executive Officer or Chief Financial Officer of Asta Funding and the Borrowers that all such Financial Statements present fairly in all material respect in accordance with GAAP the financial position, results of operations and statements of cash flows of Asta Funding, Borrowers and their Subsidiaries on a consolidated basis (together with consolidating worksheets), as at the end of such Fiscal Year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default, which is not reasonably capable of being cured, or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

C. Management Letters. To Lender, within 5 Business Days after receipt thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Credit Party from its independent certified public accountants.

D. Default Notices. To Lender, as soon as practicable, and in any event within 2 Business Days after an executive officer of any Borrower has actual knowledge of the existence of any Default, Event of Default or other event that has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

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E. Press Releases. To Lender, promptly upon their becoming available, copies of all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person.

F. Supplemental Schedules. To Lender, supplemental disclosures, if any, required by Section 5.6.

G. Litigation. To Lender in writing, promptly upon learning thereof, notice of any Litigation commenced or threatened against any Credit Party that (i) seeks damages in excess of $1,000,000 (except that in the case of Litigation relating to Accounts, any Litigation that seeks damages in excess of $500,000 with respect to claims for which the applicable Credit Party has no right of indemnification from the originator or seller of any such Account, or Litigation that seeks damages in excess of $600,000 with respect to claims for which the applicable Credit Party has a right of indemnification from the originator or seller of any such Account), (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Plan (iv) alleges criminal misconduct by any Credit Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities or (vi) involves any consumer credit violations.

H. Insurance Notices. To Lender, disclosure of losses or casualties required by Section 5.4.

I. Lease Default Notices. To Lender, within 2 Business Days after receipt thereof, copies of (i) any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located, and (ii) such other notices or documents as Lender may reasonably request.

J. Lease Amendments. To Lender, within 2 Business Days after receipt thereof, copies of all material amendments to real estate leases.

K. Other Documents. To Lender, such other financial and other information respecting any Credit Party’s business or financial condition as Lender shall from time to time reasonably request.

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ANNEX F (SECTION 4.1(B))

TO

LOAN AGREEMENT

COLLATERAL REPORTS

Borrowers shall deliver or cause to be delivered the following at all times that any Loans are outstanding under this Agreement:

A. Monthly Reports. To Lender, within 20 days after the end of each Fiscal Month, a reporting package setting forth the following as of the last business day of the previous Fiscal Month:

Accounts Receivable Roll Forward

Collection History by Portfolio

Schedule of Sales Adjustments to Portfolio Acquisition Cost

Schedule of all Portfolio sales and leases

Collection Report

B. Quarterly Reports. To Lender, within 20 days after the end of each Fiscal Quarter, a reasonably detailed report of any and all Servicing Agents or other Persons (including any collection agent, agency or attorney) who, in the aggregate, are contractually responsible for the collection of Accounts and other Collateral in excess of an amount equal to ten percent (10%) of all Accounts and other Collateral of all Credit Parties, together with a reasonable description of all Accounts and other Collateral for which such Servicing Agent or other Person is responsible, and the collection history of such Accounts and other Collateral during that Fiscal Quarter.

For the avoidance of doubt, Borrowers shall be required to deliver the above-listed reports to Lender, in form and substance reasonably satisfactory to Lender, prior to the making of any Advances by Lender.

Furthermore, Borrowers shall deliver or cause to be delivered to Lender (within a reasonable period of time after request therefor) such additional reports, summaries and information relating to the Portfolios, the Collateral, the Accounts, the business operations and activities of the Credit Parties, the transactions and other matters contemplated by the Agreement, the Loan Documents, and the Obligations, as Lender shall reasonably request from time to time.

ANNEX G (SECTION 6.3)

TO

LOAN AGREEMENT

FINANCIAL COVENANTS

Borrowers shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

A. Minimum Tangible Net Worth. Asta Funding and its Subsidiaries (including, without limitation, Palisades Acquisition XVI, LLC) on a consolidated basis shall maintain at all times during each Fiscal Quarter a minimum Tangible Net Worth of not less than $150,000,000.

B. No Net Loss. Asta Funding and its Subsidiaries shall have no net loss on a consolidated basis during any Fiscal Year. For purposes of computing net loss of Asta Funding and its Subsidiaries, the net income of any Non-Credit Party Affiliate (to the extent such net income is greater than zero) shall be excluded from such computation.

Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied; provided, that all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards No. 159 (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing. If any “Accounting Changes” (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrowers, Lender agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrowers’ and their Subsidiaries’ financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. “Accounting Changes” means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (ii) changes in accounting principles concurred in by any Borrower’s certified public accountants; (iii) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (iv) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Lender and Borrowers agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Lender and Borrowers cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. For purposes of Section 8.1, a breach of a Financial Covenant contained in this Annex G shall be deemed to have occurred as of any date of determination by Lender or as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Lender.

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ANNEX H

to

LOAN AGREEMENT

Reserved.

H-1

ANNEX I (Section 11.9)

to

LOAN AGREEMENT

NOTICE ADDRESSES

(A)	If to Lender:

Bank Leumi USA

562 Fifth Avenue

New York, NY 10036

Attention:	Ignatius Marotta
Telecopier No.:	(212) 626-1329
Telephone No.:	(212) 626-1384

with copies to (which shall not constitute notice):

Otterbourg, Steindler, Houston & Rosen, P.C.

230 Park Avenue

New York, NY 10169

Attention:	Richard L. Stehl, Esq.
Telecopier No.:	(212) 682-6104
Telephone No.:	(212) 661-9100

(B)	If to any Borrower, any Credit Party, or any Guarantor, to Borrower Representative, at:

Palisades Collection, L.L.C.

210 Sylvan Avenue

Englewood Cliffs, NJ 07632

Attention:

Telecopier No.:

Telephone No.:	(201) 567-5648, extension 213

with copies to (which shall not constitute notice):

Lowenstein Sandler PC

65 Livingston Avenue

Roseland, NJ 07068

Attention:	Daniel J. Barkin, Esq.
Telecopier No.:	(973) 597-2307
Telephone No.:	(973) 597-2306

I-1

EXHIBIT 1.1(a)(iv)

to

LOAN AGREEMENT

FORM OF NOTICE OF BORROWING

On file with Lender.

EXHIBIT 1.1(a)(iv)

to

LOAN AGREEMENT

FORM OF REVOLVING NOTE

$20,000,000.00	New York, New York
December 30, 2011

FOR VALUE RECEIVED, the undersigned, ASTA FUNDING ACQUISITION I, LLC, a Delaware limited liability company, ASTA FUNDING ACQUISITION II, LLC, a Delaware limited liability company, PALISADES COLLECTION, L.L.C., a Delaware limited liability company, PALISADES ACQUISITION I, LLC, a Delaware limited liability company, PALISADES ACQUISITION II, LLC, a Delaware limited liability company, PALISADES ACQUISITION IV, LLC, a Delaware limited liability company, PALISADES ACQUISITION VIII, LLC, a Delaware limited liability company, PALISADES ACQUISITION IX, LLC, a Delaware limited liability company, PALISADES ACQUISITION X, LLC, a Delaware limited liability company, CLIFFS PORTFOLIO ACQUISITION I, LLC, a Delaware limited liability company, SYLVAN ACQUISITION I, LLC, a Delaware limited liability company, and OPTION CARD, LLC, a Colorado limited liability company (collectively referred to as “Borrowers”), HEREBY PROMISE TO PAY to the order of BANK LEUMI USA, a New York banking corporation (“Lender”), at the offices of Lender, at its address at 562 Fifth Avenue, New York, NY 10036, or at such other place as Lender may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of TWENTY AND 00/100 DOLLARS ($20,000,000) or, if less, the aggregate unpaid amount of all Advances made to the undersigned under the “Loan Agreement” (as hereinafter defined), plus interest on the unpaid balance as provided in the Loan Agreement. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Loan Agreement or in Annex A attached thereto.

This Revolving Note is issued pursuant to that certain Loan Agreement dated as of December 30, 2011, by and among Borrowers, the other Credit Parties signatory thereto and Lender (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement, the Collateral Documents and all of the other Loan Documents referred to therein. Reference is hereby made to the Loan Agreement for a statement of all of the terms and conditions under which the Revolving Loans evidenced hereby are made and are to be repaid. The date and amount of each Advance made by Lender to Borrowers, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Lender on its books in accordance with the terms of the Loan Agreement; provided that the failure of Lender to make any such recordation shall not affect the obligations of Borrowers to make a payment when due of any amount owing under the Loan Agreement or this Revolving Note in respect of the Advances made by Lender to Borrowers.

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The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Loan Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Loan Agreement. The entire unpaid balance shall be immediately due and payable in full on the Termination Date.

If any payment on this Revolving Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

This Revolving Note is secured by the Collateral.

Upon the occurrence and during the continuance of any Default, which is not reasonably capable of being cured, or Event of Default, this Revolving Note may, when and as provided in the Loan Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Revolving Note.

In the event of any conflict between the terms of this Revolving Note and the terms of the Loan Agreement, the terms of the Loan Agreement shall prevail. All of the terms, covenants, provisions, conditions, stipulations, promises and agreements contained in the Loan Agreement to be kept, observed and/or performed by the undersigned are made a part of this Revolving Note and are incorporated into this Revolving Note by this reference to the same extent and with the same force and effect as if they were fully set forth in this Revolving Note; the undersigned promise and agree to keep, observe and perform them or cause them to be kept, observed and performed, strictly in accordance with the terms and provisions thereof.

Each party liable on this Revolving Note in any capacity, whether as maker, endorser, surety, guarantor or otherwise, (i) waives presentment for payment, demand, protest and notice of presentment, notice of protest, notice of non-payment and notice of dishonor of this debt and each and every other notice of any kind respecting this Revolving Note and all lack of diligence or delays in collection or enforcement hereof; (ii) agrees that Lender at any time or times, without notice to the undersigned or its consent, may grant extensions of time, without limit as to the number of the aggregate period of such extensions, for the payment of any principal, interest or other sums due hereunder; (iii) to the extent permitted by law, waives all exemptions under the laws of the State of New York and/or any state or territory of the United States; (iv) to the extent permitted by law, waives the benefit of any law or rule of law intended for its advantage or protection as an obligor under this Revolving Note or providing for its release or discharge from liability on this Revolving Note, in whole or in part, on account of any facts or circumstances other than full and complete payment of all amounts due under this Revolving Note; and (v) in accordance with, and to the extent provided in, the Loan Agreement, agrees to pay, in addition to all other sums of money due, all cost of collection and attorney’s fees, whether suit be brought or not, if this Revolving Note is not paid in full when due, whether at the stated maturity or by acceleration.

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If any term, provision, covenant or condition of this Revolving Note or the application of any term, provision, covenant or condition of this Revolving Note to any party or circumstance shall be found by a court of competent jurisdiction to be, to any extent, invalid or unenforceable, then the remainder of this Revolving Note and the application of such term, provision, covenant, or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, provision, covenant or condition shall be valid and enforced to the fullest extent permitted by law. Upon determination that any such term, provision, covenant or condition is invalid, illegal or unenforceable, Lender may, but is not obligated to, advance funds to Borrowers under this Revolving Note until Borrowers and Lender amend this Revolving Note so as to effect the original intent of the parties as closely as possible in a valid and enforceable manner.

Except as provided in the Loan Agreement, this Revolving Note may not be assigned by Lender to any Person.

THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

[SIGNATURE PAGE FOLLOWS]

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ASTA FUNDING ACQUISITION I, LLC

ASTA FUNDING ACQUISITION II, LLC

PALISADES COLLECTION, L.L.C.

PALISADES ACQUISITION I, LLC

PALISADES ACQUISITION II, LLC

PALISADES ACQUISITION IV, LLC

PALISADES ACQUISITION VIII, LLC

PALISADES ACQUISITION IX, LLC

PALISADES ACQUISITION X, LLC

CLIFFS PORTFOLIO ACQUISITION I, LLC

SYLVAN ACQUISITION I, LLC

OPTION CARD, LLC

By:

Name: Gary Stern

Title: President and CEO

6